================================================================================





                           STOCK PURCHASE AGREEMENT

                                     Among

                         ASAP SOFTWARE EXPRESS, INC.,

                the SHAREHOLDERS of ASAP SOFTWARE EXPRESS, INC.

                                      and

                            CORPORATE EXPRESS, INC.


                                April 22, 1996





================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
ARTICLE I
     PURCHASE AND SALE OF SHARES............................................  1
     1.01  Purchase and Sale of Shares......................................  1
     1.02  Estimated and Final Closing Adjusted Net Book Value Adjustments..  3
     1.03  The Closing......................................................  4

ARTICLE II
     CONDITIONS TO CLOSING..................................................  7
     2.01  Conditions to Buyer's Obligations................................  7
     2.02  Conditions to the Shareholders' Obligations......................  9

ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER..................... 10
     3.01  Execution, Delivery; Valid and Binding Agreements................ 10
     3.02  Authority........................................................ 10
     3.03  Ownership of Capital Stock....................................... 10
     3.04  No Breach........................................................ 11
     3.05  Brokerage........................................................ 11

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF
     THE COMPANY AND THE SHAREHOLDERS....................................... 11
     4.01  Organization and Corporate Power................................. 11
     4.02  Subsidiaries..................................................... 11
     4.03  Authorization; No Breach......................................... 12
     4.04  Capital Stock.................................................... 12
     4.05  Financial Statements............................................. 13
     4.06  Absence of Certain Developments.................................. 13
     4.07  Title to Properties.............................................. 14
     4.08  Tax Matters...................................................... 15
     4.09  Contracts and Commitments........................................ 16
     4.10  Intellectual Property............................................ 17
     4.11  Litigation....................................................... 17
     4.12  Brokerage........................................................ 18
     4.13  Governmental Consents, etc....................................... 18
     4.14  Employee Benefit Plans........................................... 18
     4.15  Insurance........................................................ 19
     4.16  Compliance with Laws............................................. 20
     4.17  Environmental.................................................... 20
     4.18  Banking and Agency Arrangements.................................. 21

     4.19  Affiliated Transactions......................................................... 22
     4.20  Personnel....................................................................... 22
     4.21  Business Relations.............................................................. 22
     4.22  Warranties...................................................................... 22
     4.23  Other Financial Information..................................................... 22
     4.24  Undisclosed Liabilities......................................................... 22
     4.25  Disclosure...................................................................... 23

ARTICLE V
     REPRESENTATIONS AND WARRANTIES OF BUYER............................................... 23
     5.01  Organization and Corporate Power................................................ 23
     5.02  Authorization................................................................... 23
     5.03  No Violation.................................................................... 23
     5.04  Governmental Authorities; Consents.............................................. 24
     5.05  Litigation...................................................................... 24
     5.06  Brokerage....................................................................... 24
     5.07  Investment Representation....................................................... 24
     5.08  Financing....................................................................... 24
     5.09  No Knowledge of Misrepresentations or Omissions................................. 24
     5.10  Business Relations.............................................................. 24

ARTICLE VI
     COVENANTS OF THE COMPANY, THE SHAREHOLDERS
     AND THE SHAREHOLDERS' REPRESENTATIVE.................................................. 25
     6.01  Conduct of the Business......................................................... 25
     6.02  Access to Books and Records..................................................... 25
     6.03  Regulatory Filings; Third Party Consents........................................ 25
     6.04  Conditions...................................................................... 26
     6.05  Exclusive Dealing............................................................... 26
     6.06  Section 338(h)(10) Election..................................................... 26
     6.07  Employment Contract............................................................. 26
     6.08  Notification.................................................................... 27

ARTICLE VII
     COVENANTS OF BUYER.................................................................... 27
     7.01  Access to Books and Records..................................................... 27
     7.02  Notification.................................................................... 27
     7.03  Post-Closing Indemnification of Officers and Directors of the Company........... 27
     7.04  Regulatory Filings.............................................................. 28
     7.05  Conditions...................................................................... 28
     7.06  Contact with Customers and Suppliers............................................ 28
     7.07  SAR Plan........................................................................ 29
     7.08  Management Options.............................................................. 29

ARTICLE VIII
     TERMINATION............................................................................. 29
     8.01  Termination....................................................................... 29
     8.02  Effect of Termination............................................................. 30

ARTICLE IX
     SHAREHOLDERS' REPRESENTATIVE............................................................ 30
     9.01  Designation....................................................................... 30
     9.02  Authority......................................................................... 30
     9.03  Exculpation....................................................................... 31

ARTICLE X
     ADDITIONAL COVENANTS.................................................................... 31
     10.01 Survival.......................................................................... 31
     10.02 Indemnification................................................................... 31
     10.03 Limitation of Recourse............................................................ 34
     10.04 Disclosure Generally.............................................................. 36
     10.05 Acknowledgment by Buyer........................................................... 36
     10.06 Arbitration Procedure............................................................. 36
     10.07 Certain Tax Matters............................................................... 38
     10.08 Further Assurances................................................................ 39

ARTICLE XI
     DEFINITIONS............................................................................. 39

ARTICLE XII
     MISCELLANEOUS........................................................................... 46
     12.01 Press Releases and Communications................................................. 46
     12.02 Expenses.......................................................................... 46
     12.03 Waiver of Certain Transfer Restrictions; Termination of Shareholders
           Agreement......................................................................... 46
     12.04 Knowledge Defined................................................................. 46
     12.05 Notices........................................................................... 46
     12.06 Assignment........................................................................ 49
     12.07 Severability...................................................................... 49
     12.08 No Strict Construction............................................................ 49
     12.09 Amendment and Waiver.............................................................. 49
     12.10 Complete Agreement................................................................ 49
     12.11 Counterparts...................................................................... 49
     12.12 Third Party Beneficiaries......................................................... 49
     12.13 Governing Law..................................................................... 50

                           STOCK PURCHASE AGREEMENT
                           ------------------------


          THIS AGREEMENT is made as of April 22, 1996, among Corporate Express, Inc., a Colorado corporation ("Buyer"), ASAP Software Express, Inc., an
                               -----
Illinois corporation (the "Company"), and the Persons listed on the
                           -------
Shareholders Schedule attached hereto (referred to herein collectively as the
- - ---------------------
"Shareholders" and individually as a "Shareholder"). Unless otherwise provided,
 ------------                         -----------
capitalized terms used herein are defined in Article XI below.

          The Shareholders own all of the issued and outstanding capital stock of the Company, which as of the date hereof consists of 679,800 shares of Common and 6,118,200 shares of Non-Voting Common. In addition, certain of the Company's executive employees set forth on the Capital Stock Schedule attached hereto own
                                     ----------------------
an aggregate of 605,000 SARs (collectively, the "SAR Employees"). The
                                                 -------------
outstanding shares of Common and Non-Voting Common owned by the Shareholders are referred to collectively as the "Shares." The Company is a general partner of
                                 ------
and owns a 75% interest in Romar Venture, an Illinois general partnership ("Romar").
  -----

          Subject to the terms and conditions set forth herein, Buyer desires to acquire from the Shareholders all of the issued and outstanding Shares, and the Shareholders desire to sell to Buyer all of such Shares owned by the Shareholders as of the Closing Date. Except as otherwise provided herein, all of the SARs outstanding as of the date hereof shall remain the obligations of the Company, in accordance with their terms.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                          PURCHASE AND SALE OF SHARES
                          ---------------------------

          1.01 Purchase and Sale of Shares.
               ---------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, the Shareholders shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from the Shareholders, all of the Shares free and clear of any and all liens, encumbrances or rights of others of any kind whatsoever for the Final Purchase Price (as defined below). At the Closing, the Shareholders will transfer all of the Shares to Buyer free and clear of any and all liens, encumbrances or rights of others of any kind whatsoever against payment by Buyer at the Closing of an aggregate amount equal to the Closing Purchase Price by wire transfer of immediately available funds to one or more accounts specified by the Shareholders' Representative and delivery of the Closing Note and the Offset Closing Note (as defined in Section 1.03(b)(iii)).

          (b)  The aggregate purchase price for the Shares (the "Final Purchase
                                                                 --------------
Price") shall be equal to (i) $92,000,000 plus the Final Closing Adjusted Net
- - -----
Book Value, plus the Pre-Closing SAR Payment, minus (ii) the Final SAR Amount. The amount set forth in clause (i) above is referred to herein as the "Equity
                                                                       ------
Value".
- - -----

          (c)  The price to be delivered to the Shareholders at the Closing
(the "Closing Purchase Price") shall be equal to (i) $92,000,000 plus the
      ----------------------
Estimated Closing Adjusted Net Book Value, plus the Pre-Closing SAR Payment, minus (ii) the Estimated SAR Amount. The amount set forth in clause (i) above is referred to herein as the "Estimated Equity Value".
                           ----------------------

          (d) As soon as practicable (but in no event later than five days) after the Final Closing Adjusted Net Book Value has been finally determined pursuant to Section 1.02 hereof, (i) Buyer shall pay to the Shareholders in the manner described in Section 1.01(h), an amount equal to (w) the amount, if any, by which the Final Purchase Price exceeds the Closing Purchase Price, plus (x) simple interest computed on the amount of clause (w) at the rate of 6% per annum from (and including) the Closing Date to (but not including) the date on which such amount is paid and (ii) the Shareholders shall pay to Buyer in the manner described in Section 1.01(g), an amount equal to (y) the amount, if any, by which the Closing Purchase Price exceeds the Final Purchase Price, plus (z) simple interest computed on the amount of clause (y) at the rate of 6% per annum from (and including) the Closing Date to (but not including) the date on which such amount is paid.

          (e) As soon as practicable (but in no event later than five days) after the Final Closing Adjusted Net Book Value has been finally determined pursuant to Section 1.02 hereof, (i) Buyer shall pay to the SAR Escrow, on behalf of the Company, in the manner described in Section 1.01(j), an amount equal to (w) the amount, if any, by which the Final SAR Amount exceeds the Estimated SAR Amount, plus (x) simple interest computed on the amount of clause
(w) at the rate of 6% per annum from (and including) the Closing Date to (but not including) the date on which such amount is paid and (ii) the SAR Escrow shall refund to the Buyer, on behalf of the Company, in the manner described in
Section 1.01(i), an amount equal to (y) the amount, if any, by which the Estimated SAR Amount exceeds the Final SAR Amount, plus (z) simple interest computed on the amount of clause (y) at the rate of 6% per annum from (and including) the Closing Date to (but not including) the date on which such amount is paid.

          (f) The Closing Purchase Price and the Final Purchase Price (including any adjustment thereto to be paid by or to the Shareholders) shall be allocated among the Shareholders based on each Shareholder's Pro Rata Share.

          (g) If any amount is to be paid to Buyer pursuant to Section 1.01(d) hereof, the obligations of each Shareholder will only be to pay its Pro Rata Share thereof and will be several, and each Shareholder shall pay its Pro Rata Share of such aggregate amount by wire transfer of immediately available funds to an account specified in writing by Buyer. In the event any such Shareholder shall fail to pay such Pro Rata Share within 15 days of the date such amount is determined pursuant to Section 1.02(d), Buyer shall be entitled to offset such amount against amounts payable upon maturity of the Offset Closing Note (such offset being applied first to reduce any accrued interest outstanding as of the date of such offset and any remaining offset being applied to reduce the principal amount outstanding as of such date).

          (h)  If any amount is to be paid to the Shareholders pursuant to
Section 1.01(d) hereof, the Buyer shall pay to each Shareholder its Pro Rata Share thereof by wire transfer of immediately available funds to an account designated to Buyer in writing by such Shareholder, provided that if a Shareholder fails to so designate an account, the Buyer will pay all amounts due to such Shareholder by wire transfer of immediately available funds to one or more accounts designated in writing by the Shareholders' Representative.

          (i) Any amount to be paid to the Buyer, on behalf of the Company, pursuant to Section 1.01(e) hereof shall be paid from the SAR Escrow by wire transfer of immediately available funds to an account specified in writing by Buyer to the SAR Escrow Agent.

          (j) Any amount to be paid to the SAR Escrow pursuant to Section 1.01(e) hereof shall be paid by Buyer, on behalf of the Company, by wire transfer of immediately available funds to an account designated by the SAR Escrow Agent.

          1.02 Estimated and Final Closing Adjusted Net Book Value Adjustments.
               ---------------------------------------------------------------

          (a)  "Estimated Closing Adjusted Net Book Value" means total Assets
                -----------------------------------------
minus total Liabilities, in each case determined pursuant to Section 1.02(b) as of the close of the Company's business on the last business day immediately preceding the Closing Date.

          (b) For purposes of determining Estimated Closing Adjusted Net Book Value, the Shareholders' Representative, on behalf of the Shareholders, shall in good faith prepare and deliver to Buyer, two business days prior to the Closing, a written statement setting forth in reasonable detail the Shareholders' determination of Estimated Closing Adjusted Net Book Value. If Buyer objects to the Shareholders' determination of Estimted Closing Adjusted Net Book Value, Buyer shall promptly notify the Shareholders' Representative of the basis of such objections and the Buyer and the Shareholders' Representative, on behalf of the Shareholders, shall work to resolve the dispute and agree upon Estimated Closing Adjusted Net Book Value.

          (c)  "Final Closing Adjusted Net Book Value" means total Assets minus
                -------------------------------------
total Liabilities, in each case determined pursuant to Section 1.02(d) as of the close of the Company's business on the Closing Date, determined without taking into account liabilities or obligations arising on or after the Closing (but including any accrued bonus liabilities and fees and expenses payable, if any, to Merrill Lynch, Kirkland & Ellis, Ernst & Young and other consultants, advisers, agent and representatives of the Company incurred in connection with the transactions contemplated by this Agreement).

          (d) Following the Closing Date, the Shareholders' Representative, on behalf of the Shareholders, and Buyer shall promptly begin working together to determine a mutually agreeable value for Final Closing Adjusted Net Book Value. Buyer and the Shareholders' Representative shall use reasonable efforts to resolve any disputes regarding the determination of Final Closing Adjusted Net Book Value, and if Buyer and the Shareholders' Representative are unable to resolve any such disputes and arrive at a mutual determination of Final Closing Adjusted Net Book Value within 30 days following the Closing Date, Buyer and Shareholders' Representative shall select a mutually acceptable independent accounting firm to resolve any such disputes.
If Buyer and the Shareholders' Representative are unable to mutually agree on such an accounting firm within 15 days, a "big-six" accounting firm shall be selected by lot after eliminating one firm designated as objectionable by each of Buyer and the Shareholders' Representative. The accounting firm agreed upon or so selected shall be referred to herein as the "Selected Accounting Firm".
                                                   ------------------------
Buyer and the Shareholders' Representative shall use reasonable efforts to cause the Selected Accounting Firm to decide all disputed items as soon as practicable and in a manner consistent with the accounting policies and procedures used in the preparation of the audited financial statements of the Company dated as of and for the year ended December 31, 1995. The determination of the disputed items by the Selected Accounting Firm shall be based upon the provisions of this Agreement and shall be conclusive and binding upon the parties and shall be used to make the final determination of the Final Closing Adjusted Net Book Value. Buyer shall take all steps necessary to ensure that the Shareholders' Representative, its attorneys, accountants and representatives and the Selected Accounting Firm have reasonable access to the books, records and personnel of the Company and its Subsidiaries in connection with determining the Final Closing Adjusted Net Book Value. The fees and expenses of the Selected Accounting Firm shall be borne equally between Buyer and the Shareholders, with each Shareholder responsible severally only for its Pro Rata Share thereof.

          (e)  Physical Inventory.  In connection with the determination of
               ------------------
Final Closing Adjusted Net Book Value, Buyer and the Company shall conduct a physical count of the Company's inventory as of the close of business on the business day immediately preceding the Closing Date in accordance with reasonable practices and procedures to be mutually agreed to by Buyer and the Shareholders' Representative.

          1.03 The Closing
               -----------

          (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 East
      -------
Randolph Drive, Chicago, Illinois 60601, at 10:00 A.M. on the second business day following full satisfaction or due waiver of each of the closing conditions set forth in Article II hereof (other than those to be satisfied at the Closing) or on such other date and/or at such other place as is mutually agreeable to Buyer and the Shareholders' Representative. The date and time of the Closing are herein referred to as the "Closing Date."
                           ------------

          (b) Subject to the terms and conditions set forth in this Agreement, the parties hereto shall consummate the following "Closing Transactions" on the
                                                   --------------------
Closing Date:

               (i) each Shareholder, or the Shareholders' Representative (on behalf of such Shareholder), shall deliver to Buyer one or more stock certificates representing the aggregate number of Shares held by such Shareholder as set forth opposite such Shareholder's name on the Shareholders Schedule, duly endorsed for transfer or accompanied by
            ---------------------
duly executed stock powers with signatures guaranteed;

               (ii) Buyer shall deliver to each Shareholder such Shareholder's Pro Rata Share of a portion of the Closing Purchase Price equal to the Closing Cash Payment Amount by wire transfer of immediately available funds to an account designated by such Shareholder to Buyer in writing at least two business days prior to the Closing Date, provided that if a Shareholder fails to so designate an account, the Buyer will pay all amounts due to such Shareholder by wire transfer of immediately available funds to one or more accounts designated in writing by the Shareholders' Representative to Buyer at least two business days prior to the Closing;

               (iii) Buyer shall deliver to the Shareholders' Representative, on behalf of the Shareholders,

                      (A)   a note in the form attached hereto as Exhibit B in
                                                                  ---------
                      the principal amount equal to the Closing Purchase Price minus the Closing Cash Payment Amount minus $9,182,764 (the "Closing Note"); and
                            ------------

                      (B) a security agreement in the form attached hereto as Exhibit E (the "Security Agreement") securing Buyer's
                      ---------       ------------------
                      obligations pursuant to the Notes, and shall have pledged to the Shareholders' Representative, as agent for the holders of such Notes, all of the Shares pursuant thereto.

               (iv) Buyer, on behalf of the Company, shall deposit into the SAR Escrow an amount equal to the Estimated SAR Amount minus the Pre-Closing SAR Payments minus $817,236. Such deposit shall be comprised of (A) an amount equal to the SAR Escrow Cash Portion, which shall be in immediately available funds, and (B) a note (the "SAR Closing Note") in the form attached hereto as Exhibit G
                     ----------------                                  ---------
with principal amount equal to the balance of such deposit;

               (v) Buyer shall deliver to the Shareholders' Representative, on behalf of the Shareholders, a warrant in the form of Exhibit J hereto (the
                                                        ---------
"Warrant") to purchase at any time and from time to time all or any portion of
 -------
the Total Warrant Shares at an exercise price per share equal to the Exercise Price (it being understood that the Warrant shall expire upon the first to occur of (i) the scheduled maturity of the Closing Note, provided that if the Closing Note, the Offset Closing Note and SAR Closing Note are not paid in full by such time, the term of the Warrant will continue until payment in full of such notes, and (ii) prepayment in full of the Closing Note, the Offset Closing Note and the SAR Closing Note, but only if Buyer shall have given the Shareholders' Representative written notice of such prepayment at least ten business days in advance of such prepayment);

               (vi) Buyer shall deliver to Bank of America (or another third party mutually acceptable to the Shareholders' Representative and the Buyer) as escrow agent (the "Escrow Agent") pursuant to the Escrow
                                  ------------
     Agreement between Shareholders' Representative, on behalf of the Shareholders and the participants in the Incentive Plan, and Buyer, substantially in the form attached as Exhibit A hereto, a note in the
                                           ---------
     principal amount of $10,000,000 (the "Offset Closing Note") in the form
                                           -------------------
     attached hereto as Exhibit N; and
                        ----------

               (vii) Buyer, the Company and the Shareholders' Representative (on behalf of the Shareholders) shall make such other deliveries as are required by and in accordance with Article II hereof.

          (c)  Provisions Relating to Notes.  The Escrow Agreement shall provide
               ----------------------------
that upon maturity or prepayment of the Offset Closing Note, the Escrow Agent shall retain, in its capacity as escrow agent under the Escrow Agreement, eight million dollars ($8,000,000) of the proceeds thereof and pay any and all amounts of principal and accrued interest under the Offset Closing Note in excess thereof (the "Excess Offset Note Amount") upon maturity thereof or prepayment
              -------------------------
thereof in full, as follows: (i) to the Buyer to the extent required by Section 1.01(g), (ii) to the Shareholders (allocated among them based on each Shareholder's Pro Rate Share) in an aggregate amount equal to the sum of (x) the product of the SAR Adjustment Factor multiplied by the Excess Offset Note Amount plus (y) the product of the SAR Adjustment Factor multiplied by the aggregate amount, if any, paid to Buyer pursuant to clause (i), and (iii) to the SAR Escrow in an amount equal to the sum of the remaining Excess Offset Note Amount; provided that the amount of any payment to any Shareholder pursuant to the foregoing shall be reduced by the portion of the payment to Buyer pursuant to clause (i) attributable to the failure of such Shareholder to satisfy its obligations pursuant to Section 1.0(g). The parties acknowledge that Buyer may, in lieu of issuing the Closing Note, the Offset Closing Note and the SAR Escrow Note, pay (A) the Closing Purchase Price and (B) the Estimated SAR Amount minus the Pre-Closing SAR Payment, by wire transfer of immediately available funds. In such event, at Closing and in the lieu of issuing the Offset Closing Note pursuant to Section 1.03(b)(vi), the Buyer shall pay to the Escrow Agent, to hold pursuant to the Escrow Agreement, eight million dollars ($8,000,000) by wire transfer of immediately available funds and the other provisions of this Agreement relating to the Closing Note, the Offset Closing Note and the SAR Closing Note shall be modified or deleted as appropriate. In the event Buyer elects to pay, and pays, (A) the Closing Purchase Price and (B) the Estimated SAR Amount minus the Pre-Closing SAR Payment, in immediately available funds at Closing, Buyer shall not be obligated to issue the Warrant.

          (d)  Pre-Closing Dividend. At or prior to Closing, the Company will
               --------------------
declare and pay a dividend (the "Pre-Closing Dividend") with respect to the
                                 --------------------
Shares in an amount to be determined by the Board of Directors of the Company, in any event in an aggregate amount not more than $11,000,000 minus the Pre-Closing SAR Payment.

          (e)  Pre-Closing SAR Payment. At or prior to the Closing, the Company
               -----------------------
may prepay in cash all or any portion of its obligations with respect to the SARs otherwise payable in connection with the Closing, in an aggregate amount which the Company reasonably believes, in good faith, will not exceed 50% of the Estimated SAR Amount (the aggregate amount of such pre-closing payments, the "Pre-Closing SAR Payment").
                                -----------------------

                                  ARTICLE II
                             CONDITIONS TO CLOSING
                             ---------------------

          2.01 Conditions to Buyer's Obligations. The obligation of Buyer to
               ---------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Buyer of the following conditions as of the Closing
Date:

          (a) The representations and warranties set forth in Articles III and IV hereof shall be true and correct in all material respects at and as of the execution hereof and the representations and warranties set forth in Article III shall be true and correct in all material respects as of the Closing Date (it being understood (i) that the representations and warranties set forth in
Article IV will not be restated at any time after execution hereof and (ii) that if this condition was not satisfied as of the date hereof, Buyer shall have the right to terminate this Agreement as provided in Article VIII, provided such termination is made at or prior to 10:00 A.M. Chicago time on the second business day following Buyer's knowledge thereof, or to consummate the transactions contemplated hereby and seek indemnification as provided in Article
X);

          (b) The Company and the Shareholders shall have, in all material respects, performed and complied with all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing;

          (c)  The applicable waiting periods, if any, under the
Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have
                                                           -------
expired or been terminated, and all other material governmental filings, consents, authorizations and approvals that are required for the consummation of the transactions contemplated hereby (all of which items are set forth on the Governmental Consents Schedule attached hereto) shall have been made and
- - ------------------------------
obtained;

          (d)  The Executive Employment Agreement, attached hereto as Exhibit I,
                                                                      ---------
shall have been executed and delivered by S. Scott Wald;

          (e) No action or proceeding before any court or government body shall be pending wherein an unfavorable judgment, decree or order is likely to prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or have a material adverse effect on Buyer's right to own, operate or control the Company and its Subsidiaries (provided that, should such an action or proceeding be threatened but not pending on the date on which all other conditions to Buyer's obligations described in this Section 2.01 are satisfied, Closing shall be delayed for the period such action or proceeding remains threatened, up to a maximum of seven
(7) days;

          (f) Buyer shall have received form Kirkland & Ellis, counsel to the Company, an opinion with respect to the matters set forth in Exhibit D hereto,
                                                             ---------
addressed to Buyer and dated as of the Closing Date;

          (g) The Company, or the Shareholders' Representative on behalf of the Shareholders in the case of clause (iii) below, shall have delivered to Buyer each of the following:

               (i) a certificate of the Company in the form set forth in Exhibit H attached hereto, dated the Closing Date, stating that the
     ---------
     precondition specified in subsection (b) hereof as it relates to the Company and its Subsidiaries has been satisfied;

               (ii)   copies of any governmental consents required by subsection
     (c) above;

               (iii) the stock certificates representing the Shares from the Shareholders, duly endorsed for transfer or accompanied by duly executed stock powers with signatures guaranteed;

               (iv) all minute books, stock books, ledgers and registers, corporate seals and other corporate records relating to the organization, ownership and maintenance of the Company and its Subsidiaries;

               (v) resignations effective as of the Closing Date from such officers and directors of the Company and its Subsidiaries as Buyer shall have requested in writing not less than five days prior to the Closing Date; and

               (vi) a copy of the Company's Articles of Incorporation, certified by the Secretary of the State of Illinois, and a good standing certificate for the Company from the Secretary of State of the State of Illinois.

          (h) Each Shareholder shall have delivered to Buyer a certificate in the form set forth in Exhibit L hereto, dated the Closing Date, stating that the
                      ---------
representations and warranties set forth in Article III with respect to such Shareholder are true and correct at and as of the Closing Date as though then made;

          (i) The Shareholders Agreement, dated December 6, 1994 by and among the Company and the Shareholders (as amended, the "Shareholders Agreement")
                                                  ----------------------
shall have been terminated;

          (j) The Software License Agreement, dated March 25, 1996, by and between Romar Services, Inc. and the Company shall have been terminated;

          (k) The Hardware Time-Sharing Agreement, dated March 25, 1996, by and between Romar Services, Inc. and the Company shall have been terminated;

          (l) Either the consent of the Aid Association for Lutherans to the transactions contemplated hereby shall have been obtained and provided to Buyer or the Company shall have refinanced (such refinancing to be funded by a loan by the Shareholders or a third party to Romar on substantially the same terms as reflected in the Mortgage Loan) the Mortgage Loan and paid any related required prepayment penalties;

          (m) Any consent required under the lease of the Company headquarters at Buffalo Grove, Illinois shall have been obtained in a form reasonably acceptable to Buyer;

          (n) Vendor Acknowledgements executed by each of the Select Vendors and by either of Symantec Corporation or Attachmate Corporation shall have been obtained;

          (o) Merrill Lynch shall have confirmed in writing to the Company, the Shareholders and Buyer that all amounts owing to it in connection with the consummation of the transactions contemplated hereby have been paid in full or accrued or provided for;

          (p) Buyer shall have received from Shareholders' counsel an opinion with respect to matters set forth in Exhibit O hereto, addressed to Buyer and
                                     ---------
dated as of the Closing Date, and

          (q) The Shareholders, if so requested in writing by Buyer, shall have made the election required by Section 338(h)(10) of the Code.

          2.02   Conditions to the Shareholders' Obligations.  The obligations
                 -------------------------------------------
of the Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by the Shareholders' Representative, on behalf of the Shareholders, of the following conditions as of the Closing Date:

          (a) The representations and warranties set forth in Article V hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties;

          (b) Buyer shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

          (c) No action or proceeding before any court or government body shall be pending wherein an unfavorable judgement, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

          (d) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated, and all other governmental filings, consents, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained;

          (e) The Executive Employment Agreement, in the form attached hereto as Exhibit I, shall have been executed and delivered to S. Scott Wald by the
   ---------
Company;

          (f) Each Shareholder which is a guarantor of the obligations of the Company or its Subsidiaries set forth on the Gurantee Schedule hereto have
                                             -----------------
received a comprehensive indemnity by Buyer for all obligations thereunder or relating thereto, in writing and in form and substance reasonably satisfactory to such Shareholder;

          (g) Buyer shall have delivered to the Shareholders' Representative (on behalf of the Shareholders) a certificate in the form set forth as Exhibit M
                                                                       ---------
attached hereto, dated the Closing Date, stating that the preconditions specified in subsections (a) through (d), inclusive, and subsection (i) hereof, have been satisfied;

          (h)    The Shareholders shall have received from Ballard Spahr
Andrews & Ingersoll, counsel to Buyer, an opinion with respect to the matters set forth in Exhibit C hereto, addressed to the Shareholders and dated as of the
             ---------
Closing Date; and


          (i)    The Closing Transactions set forth in Sections 1.03(b)(ii),
(iii), (iv), and (v) shall have been completed (including that the Security Agreement shall have been executed and delivered to the Shareholders by Buyer and that UCC financing statements shall have been executed and delivered (the "UCC Financing Statements"), in form and substance satisfactory to the
 ------------------------
Shareholders' Representative, as agent for the holders of the Notes, by Buyer and that the Buyer shall have delivered the certificates representing the Shares, endorsed in blank, to the Shareholders' Representative in accordance with the terms of the Security agreement).


                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER
              --------------------------------------------------

          Each Shareholder, solely for such Shareholder (on a several, and not joint and several basis), represents to Buyer as follows:

          3.01   Execution Delivery; Valid and Binding Agreements. This
                 ------------------------------------------------
Agreement has been duly executed and delivered by such Shareholder and, assuming that this Agreement is the valid and binding agreement of Buyer, the Company and each other Shareholder, this Agreement constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with its terms (except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by equitable principles).

          3.02   Authority. Such Shareholder has all requisite power and
                 ---------
authority and full legal capacity to execute and deliver this Agreement and to perform such Shareholder's obligations hereunder (including, without limitation, all right, power, capacity and authority to sell, transfer and convey the Shares as provided by this Agreement, subject to applicable federal and state securities law restrictions).

          3.03   Ownership of Capital Stock. Such Shareholder is the record
                 --------------------------
owner of the number of Shares as set forth opposite such Shareholder's name on the attached Shareholders Schedule. On the Closing Date, on the terms and
             ---------------------
subject to the conditions set forth herein, such Shareholder shall transfer to Buyer good title to such Shares, free and clear of all claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreements and other restrictions and limitations of any kind, other than applicable federal and state securities law restrictions and the lien pursuant to the Security Agreement.

          3.04   No Breach. Except as set forth on the Shareholder Breach
                 ---------                             ------------------
Schedule attached hereto, the execution, delivery and performance of this
- - --------
Agreement by such Shareholder and the consummation of the transactions contemplated hereby to be consummated by such Shareholder do not conflict with or result in any breach of, constitute a default under, result in a violation of, result in the creation of any lien, security interest, charge or encumbrance upon such Shareholder's Shares or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of any agreement to which such Shareholder is a party.

          3.05   Brokerage. There are no contracts or arrangements for the
                 ---------
payment of brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by such Shareholder in his or her capacity as a Shareholder.


                                  ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------
                       THE COMPANY AND THE SHAREHOLDERS
                       --------------------------------

          The Company and the Management Shareholders represent and warrant and each Passive Shareholder represents and warrants to his or her knowledge that:

          4.01   Organization and Corporate Power. The Company is a corporation
                 --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Illinois, and the Company has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own and operate its properties and to carry on its businesses as now conducted, except where the failure to hold such authorizations, licenses and permits would not individually or in the aggregate have a material adverse effect upon the business, operations, properties, assets, financial condition or operating results of the Company and its Subsidiaries taken as a whole (a "Material
                                                                 --------
Adverse Effect"). The Company is not required to be qualified to do business in
- - --------------
any jurisdiction other than those jurisdictions listed on the Qualification
                                                              -------------
Schedule, except where the failure to be so qualified would not have a Material
- - --------
Adverse Effect.

          4.02   Subsidiaries. Except as set forth on the attached Subsidiaries
                 ------------                                      ------------
Schedule, neither the Company nor any of its Subsidiaries owns or holds the
- - --------
right to acquire any stock, partnership interest or joint venture interest or other equity ownership interest in any other corporation, organization or entity. The Subsidiaries Schedule sets forth the name of each
                            ---------------------
Subsidiary, the jurisdiction of its incorporation or organization and the Persons owning the outstanding capital stock or other equity interests of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate or partnership power and authority and all authorizations, licenses and permits necessary to own its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify, except where the failure to hold such authorizations, licenses and permits or to be so qualified would not have a Material Adverse Effect. For purposes of this Agreement, the term "Subsidiary" shall mean any
                                                  ----------
corporation, limited liability company or partnership of which the securities or other equity interests having a majority of the ordinary voting power in electing the board of directors or similar such governing or managing body are, at the time of such determination, owned by the Company or another Subsidiary.

          4.03   Authorization: No Breach. The execution, delivery and
                 ------------------------
performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement. Except as set forth on the attached Authorization Schedule, the execution, delivery and
                             ----------------------
performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not conflict with or result in any breach of, constitute a default under, result in a violation of, result in the creation of any lien, security interest, charge or encumbrance upon any assets of the Company or any of its Subsidiaries, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Company's or any of its Subsidiaries' certificate of incorporation or bylaws or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is bound, or any law, statute, rule or regulation or order, judgment or decree to which the Company or any of its Subsidiaries is subject except where such breach, violation, default, conflict, lien, security interest, charge or encumbrance or the failure to obtain any such authorization, consent, approval, exemption or other action or the failure to give such notice would not, together with all such other breaches, violations, defaults, conflicts, liens, security interests, charges, encumbrances or failures, have a Material Adverse Effect. Assuming that this Agreement is a valid and binding obligation of Buyer and the Shareholders, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by equitable principles). As of the Closing, the Shareholders' Representative has executed and delivered the Escrow Agreement, the SAR Escrow Agreement and the Security Agreement and, assuming they constitute valid and binding obligations of each other party thereto, the Escrow Agreement, the SAR Escrow Agreement and the Security Agreement constitute the valid and legally binding obligations of the Shareholders' Representative, enforceable in accordance with their terms (except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by equitable principles).

          4.04   Capital Stock. The authorized number of shares of capital stock
                 -------------
of the Company consist of the following: 750,000 shares of Common and 6,750,000 shares of Non-Voting Common. As of the date hereof, 679,800 shares of Common and 6,118,200 shares of Non-Voting Common are issued and outstanding and are owned of record by the Shareholders in the amounts as set forth on the Shareholders
                                                                 ------------
Schedule. Seventy-five percent (75%) of the partnership interest in Romar is
- - --------
owned of record and beneficially by the Company free and clear of all claims, pledges, security interests, liens, charges, encumbrances, options, voting trusts, proxies, agreements or other arrangements or restrictions whatsoever, except as set forth on the attached Capital Stock Schedule. All of the
                                    ----------------------
outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth on the Capital Stock Schedule, neither the Company nor any Subsidiary has any other
- - ----------------------
capital stock, equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by the Company or any Subsidiary. Except as set forth on the Capital Stock Schedule, there are no
                                       ----------------------
rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock or other equity securities of the Company or any Subsidiary of any kind. Except as set forth on the Capital Stock Schedule, there are no agreements or
                    ----------------------
other obligations (contingent or otherwise) which require the Company or any Subsidiary to repurchase or otherwise acquire any shares of the Company's capital stock or other equity securities.

          4.05   Financial Statements. The Company has furnished Buyer with
                 --------------------
copies of (i) its audited consolidated balance sheet as of December 31, 1995, and the related statements of income and cash flows for the 12-month period then ended (such balance sheet referred to herein as the "Latest Balance Sheet"),
                                                     --------------------
(ii) its audited consolidated balance sheet and statements of income and cash flows for the fiscal year ended December 31, 1994, and (iii) its unaudited balance sheet as of March 31, 1996 and its statement of income for the three-month period then ended. Except as set forth on the attached Accounting
                                                                   ----------
Schedule, such financial statements have been based upon the information
- - --------
contained in the Company's and its Subsidiaries' books and records, have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated, and present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries as of the times and for the periods referred to therein, subject in the case of the unaudited statements to (i) the absence of footnote disclosures and other presentation items and (ii) changes resulting from normal year-end adjustments.

          4.06   Absence of Certain Developments. Since the date of the Latest
                 -------------------------------
Balance Sheet, there has not been any material adverse change in the financial condition or results of operations of the Company and its Subsidiaries taken as a whole. Except as set forth on the attached Developments Schedule and except as
                                             ---------------------
expressly contemplated by this Agreement, since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary has:

          (a) borrowed any amount or incurred or become subject to any material liabilities, except liabilities incurred in the ordinary course of business, liabilities under contracts entered into in the ordinary course of business and borrowings from banks (or similar financial institutions) necessary to meet ordinary course working capital requirements;

          (b) mortgaged, pledged or subjected to any material lien, charge or other encumbrance, any material portion of its assets, except liens for current property taxes not yet due and payable;

          (c) sold, leased, assigned or transferred, in any one transaction or any series of related transactions, tangible assets for consideration in excess of $100,000, except in the ordinary course of business;

          (d) sold, licensed, assigned or transferred any material patents, trademarks, trade names, copyrights, trade secrets or other intangible assets other than the sale, license, assignment or transfer of software licenses in the ordinary course of business;

          (e) suffered any material extraordinary losses or waived any rights of material value;

          (f) issued, sold or transferred any of its capital stock or other equity securities, securities convertible into its capital stock or other equity securities or warrants, options or other rights to acquire its capital stock or other equity securities, or any bonds or debt securities;

          (g) declared or paid any dividends or made any distributions on the Company's capital stock or other equity securities or redeemed or purchased any shares of the Company's capital stock or other equity securities;

          (h) made any material capital expenditures or commitments therefor, except in the ordinary course of business;

          (i) terminated any material contract other than contracts which expired by their terms or which were terminated in the ordinary course of business;

          (j)    amended its articles of incorporation or bylaws;

          (k) increased by more than 10% the base salary of any employee whose base salary was greater than $100,000 on the date of the Latest Balance Sheet;

          (l) entered into any material contracts, except in the ordinary course of business;

          (m)    committed to do any of the foregoing; or

          (n) entered into any other material transaction, except in the ordinary course of business.

          4.07   Title to Properties.
                 -------------------

          (a) The real property demised by the leases described on the attached Leased Real Property Schedule constitutes all of the real property
         -----------------------------
leased by the Company and its Subsidiaries.

          (b) The lease of the Buffalo Grove, Illinois property described on the Leased Real Property Schedule is in full force and effect, and the Company
    -----------------------------
holds a valid and existing leasehold interest under such lease for the term set forth in such lease. The Company has delivered to Buyer a complete and accurate copy of such lease, and such lease has not been modified in any material respect, except to the extent that such modifications are disclosed by the copy delivered to Buyer. The Company is not in default in any material respect under such lease. Except for matters which would not have a Material Adverse Effect,
(i) the leases described on the Leased Real Property Schedule are in full force
                                -----------------------------
and effect and (ii) the Company has a valid and existing leasehold interest under each such lease for the term set forth in such lease.

          (c)    Except as set forth on the attached 0wned Real Property
                                                     -------------------
Schedule, neither the Company nor any of its Subsidiaries owns any real
- - --------
property. With respect to each parcel of real property listed on the Owned Real
                                                                     ----------
Property Schedule, except as set forth thereon.
- - -----------------

                 (i) one of the Company, a Subsidiary or Cole Taylor Bank, as Trustee under the provisions of the Trust Agreement, owns good and marketable title to such parcel of real property, free and clear of all liens, security interests, easements and other restrictions, other than (A) real estate taxes and installments of special assessments not yet delinquent, (B) easements, covenants and restrictions of record, (C) utility easements, building restrictions, zoning restrictions and other easements and restrictions which are not violated by existing usage of and improvements on such property, (D) matters which would be disclosed by an accurate survey of each parcel of real property, (E) public roads and highways and (F) other encumbrances and exceptions set forth on the Owned
                                                                         -----
     Real Property Schedule;
     ----------------------

                 (ii) there are no leases, subleases, licenses, concessions or other agreements granting to any party or parties the right of use or occupancy of any portion of such parcel of real property; and

                 (iii) there are no outstanding options or rights of first refusal to purchase such parcel of real property, any portion thereof or interest therein.

          (d) The Company owns good and marketable title to all of the personal property shown on the Latest Balance Sheet, free and clear of all material liens, security interests and other encumbrances, except for liens relating to current taxes not yet due and payable and liens and encumbrances set forth on the attached Liens Schedule.
                      --------------

          4.08   Tax Matters. Except as set forth in the attached Taxes
                 -----------                                      -----
Schedule, the Company and its Subsidiaries have (i) duly filed with the
- - --------
appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the Closing Date and such Tax

Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision in the Company's balance sheet as of March 31, 1996, books and records for the payment of all Taxes for all periods ending at or prior to the Closing Date (whether or not shown on any Tax Return), except where the failure to file such Tax Return or pay such Taxes would not have a Material Adverse Effect. Except as set forth in the Taxes Schedule, there
                                                           --------------
are no material liens for Taxes upon any property or asset of the Company or any of its Subsidiaries, except for liens for Taxes not yet due or for Taxes being contested in good faith, and no deficiencies for any Taxes in respect of the Company or its Subsidiaries have been proposed or assessed in writing against the Company or its Subsidiaries which, if decided adversely to the Company would have a Material Adverse Effect, and, to the Company's knowledge, no such proposal or assessment is pending. Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned Subsidiary of Company. Neither the Company nor any of its corporate Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code. The Company has elected to be an S corporation for federal income tax purposes and has made (or has been deemed to have made) analogous elections under the applicable tax laws of the states listed in the Taxes Schedule (collectively the
                                                --------------
"S Elections"). None of the S Elections has or will be terminated prior to the
 -----------
Closing Date.


          4.09   Contracts and Commitments.
                 -------------------------

          (a)    Except as set forth on the attached Contracts Schedule, neither
                                                     ------------------
the Company nor any Subsidiary is a party to any: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described in Section 4.14 or the Schedules relating thereto; (iii) stock purchase, stock option or similar plan; (iv) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis; (v) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any material asset or any material portion of the assets of the Company and its Subsidiaries, taken as a whole;
(vi) guaranty of any obligation for borrowed money or other material guaranty;
(vii) lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $100,000; (viii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, for which the annual rental exceeds $100,000; (ix) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a selling price in excess of $100,000; (x) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $100,000; or (xi) contract which prohibits the Company or any Subsidiary from freely engaging in business anywhere in the world.

          (b) Buyer either has been supplied with, or has been given access to, a true and correct copy of all written contracts which are referred to on the Contracts Schedule and required to be disclosed thereon, together with all
    ------------------
material amendments thereto or waivers thereof.

          (c) Except with respect to any default which would not have a Material Adverse Effect (as to which no representation is made), neither the Company nor any Subsidiary is in default under any contract listed on the Contracts Schedule and, to the Company's knowledge, no other party to such
- - ------------------
contract is in default of its obligations thereunder.

          (d) There are no material contracts to which the Company or any Subsidiary is a party, or to which any of its properties or assets is subject, except as disclosed on the Contracts Schedule.
                           ------------------

          4.10   Intellectual Property.
                 ---------------------

          (a) All of the patents, trademarks, service marks, trade names, corporate names (including all registrations and applications therefor) and copyright registrations and applications used by the Company or any of its Subsidiaries in the conduct of the Company's and the Subsidiaries' respective businesses and material to the business of the Company and its Subsidiaries taken as a whole, excluding all software sold or sublicensed by the Company in the ordinary course of its business (collectively, "Intellectual Property"), are
                                                    ---------------------
listed on the attached Intellectual Property Schedule. The Company and its
                       ------------------------------
Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted. The Company owns or has the necessary right and authority to use all material rights to the software commonly known as Tracker, which rights have not been encumbered, licensed or otherwise transferred in any way, except as set forth on the Intellectual Property Schedule. Each item of Intellectual Property owned or
    ------------------------------
used by any of the Company and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Company or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder.

          (b)    Except as set forth on the Intellectual Property Schedule, to
                                            ------------------------------
the Company's knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Company and its Subsidiaries.

          (c)    The Intellectual Property Schedule identifies each item in
                     ------------------------------
Intellectual Property that any third party owns and that any of the Company and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission, other than the software sold or sublicensed by the Company in the ordinary course of its business. The Company has made available to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). Except as set forth on the Intellectual Property Schedule
                                                 ------------------------------
or as would not have a Material Adverse Effect, none of the Company and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties and, to the Company's knowledge, none of the Company and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Company and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party).

          4.11   Litigation. Except as set forth on the attached Litigation
                 ----------                                      ----------
Schedule, there are no actions, suits or proceedings pending or, to the
- - --------
Company's knowledge, threatened (where such threat, to the Company's knowledge, is credible and relates to a claim which presents reasonable grounds for a lawsuit) against the Company or any Subsidiary, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to the Company or any Subsidiary would have a Material Adverse Effect, and neither the Company nor any Subsidiary is subject to any outstanding judgment, order or decree of any court or governmental body.

          4.12   Brokerage. There are no contracts or arrangements for the
                 ---------
payment of brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any Subsidiary, except for the fees and expenses of Merrill Lynch Pierce Fenner & Smith ("Merrill Lynch") which shall be paid by the Company at the Closing by wire
  -------------
transfer of immediately available funds.

          4.13   Governmental Consents, etc. Except for the applicable
                 --------------------------
requirements of the HSR Act and except as set forth on the Governmental
                                                           ------------
Consents Schedule, no permit, consent, approval or authorization of, or
- - -----------------
declaration to or filing with, any governmental or regulatory authority (other than any such consents, approvals, authorizations, declarations, permits or filings required in connection with any contract for the provision of services or products between the Company or any of its Subsidiaries and any government, governmental agency, subdivision or body, or other entity directly or indirectly affiliated with any government) is required in connection with any of the execution, delivery or performance of this Agreement by the Company or the Shareholders, other than where the failure to possess such permits or to obtain such consent, approval or authorization, or to make such declaration or filing would not have a Material Adverse Effect.

          4.14   Employee Benefit Plans.
                 ----------------------

          (a)    At the date hereof, except as set forth in the Benefits
                                                                --------
Schedule, the Company and its Subsidiaries do not maintain or contribute to, and
- - --------
have not maintained or contributed to any material employee benefit plans, programs, arrangements and practices (such material plans, programs, arrangements and practices of the Company and its Subsidiaries being referred to as the "Company Plans"), including in each case employee benefit plans within
        -------------
the meaning set forth in Section 3(3) of ERISA, or other similar material arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code) and except as set forth in the Benefits Schedule or as reflected in the Latest Balance Sheet or of a type so
- - -----------------
reflected and incurred in the ordinary course of business since the date thereof, the Company and its Subsidiaries do not have any material obligation or material liability to or under any employee benefit plans, programs, arrangements and practices. The Benefits Schedule attached hereto lists all
                                -----------------
Multi-employer Plans and Multiple Employer Plans which any of the Company or its Subsidiaries maintains or to which any of them makes contributions or has any liability, contingent or otherwise. Neither the Company nor its Subsidiaries has any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Company Plans, under existing collective bargaining agreements or to comply with applicable law.

          (b)    Except as set forth in the Benefits Schedule, (i) there have
                                            -----------------
been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could result in penalties, taxes or liabilities which, alone or in the aggregate, could have a Material Adverse Effect, (ii) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Company Plans,
(iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Company Plans subject to Title IV of ERISA other than in a "standard termination" described in
Section 4041(b) of ERISA, (iv) none of the Company Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of this Agreement, (v) the current present value of all projected benefit obligations under each of the Company Plans which is subject to Title IV of ERISA (if any) did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Latest Balance Sheet, based upon reasonable actuarial assumptions currently utilized for such Company Plan, (vi) each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (vii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired,
(viii) with respect to Multi-employer Plans, neither the Company nor any of its Subsidiaries has, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are defined in Sections 4203, 4204 and 4205 of ERISA, respectively, and, to the Company's knowledge, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) to the Company's knowledge, there are no material pending, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course, and (x) the Company and its Subsidiaries have no current material liability, whether measured alone or in the aggregate, for plan termination or complete withdrawal or partial withdrawal under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with the Company and its Subsidiaries under Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (the "Company Controlled Group Plans"), and the Company and its
                  ------------------------------
Subsidiaries do not anticipate that any such liability will be reasonably asserted against the Company or any of its Subsidiaries. None of the Company Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and 412 of the Code).

          (c)    The Benefits Schedule contains a true and complete summary or
                     -----------------
list of or otherwise describes all material employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers.

          4.15   Insurance. The attached Insurance Schedule lists each material
                 ---------               ------------------
insurance policy maintained by the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is in material default with respect to the obligations under any of such insurance policies and, to the Company's knowledge, each of such policies is in full force and effect, without any premium past due or pending notice of cancellation. There are no pending claims by the Company, singly or in the aggregate, under such policies (excluding health policies) in excess of $100,000 and which are in excess of the limitations of coverage set forth in such policies. Neither the Company nor any of its Subsidiaries has knowledge of any fact with respect to its own operations (and not relating generally to any market for insurance) indicating that such policies or similar policies will not continue to be available to the Company and its Subsidiaries subsequent to the Closing Date.

          4.16   Compliance with Laws. Except as set forth on the Compliance
                 --------------------                             ----------
Schedule, the Company and each Subsidiary is in compliance with all applicable
- - --------
laws and regulations of foreign, federal, state and local governments and all agencies thereof, except where the failure to comply would not have a Material Adverse Effect.

          4.17   Environmental. Except as disclosed on the Environmental
                 -------------                             -------------
Schedule, to the Company's knowledge, (i) the Company and its Subsidiaries have
- - --------
conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by the Company or any of its Subsidiaries contain any Hazardous Substance as a result of any activity of the Company or any of its Subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) neither the Company nor any of its Subsidiaries has received any notices, demand letters or written requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against the Company or any of its Subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its Subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no material amount of Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any of its Subsidiaries as a result of any activity of the Company or any of its Subsidiaries during the time such properties were owned, leased or operated by the Company or any of its Subsidiaries; (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of the Company or its Subsidiaries relating to the activities of the Company or its Subsidiaries, (viii) there are no underground storage tanks on, in or under any properties owned by the Company or any of its Subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its Subsidiaries, (ix) there is no friable asbestos or friable asbestos containing the material present in any of the properties owned by the Company and its Subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its Subsidiaries, and (x) neither the Company, its Subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (x) that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          For the purposes of this Agreement, "Environmental Law" means any
                                               -----------------
Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, or any state counterpart thereof, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries, damages or penalties due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

          For purposes of this Agreement, "Hazardous Substance" means any
                                           -------------------
substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

          4.18   Banking and Agency Arrangements.
                 -------------------------------

          (a)    The Banking/Agency Schedule attached hereto sets forth a
                     -----------------------
correct and complete list of:

                 (i) each bank, savings and loan or similar financial institution in which the Company and each Subsidiary has an account or safe deposit box or other custodial arrangement and the numbers of such accounts or safe deposit boxes maintained by the Company and each Subsidiary; and

                 (ii) the names of all Persons authorized to draw on each such account or to have access to any such safe deposit box facility.

          (b)    Except as set forth on the Banking/Agency Schedule attached
                                            -----------------------
     hereto, neither the Company nor any Subsidiary has granted any general or special powers of attorney or any other agency arrangement.

          4.19   Affiliated Transactions. Except as set forth on the Affiliated
                 -----------------------                             ----------
Transactions Schedule attached hereto, no officer, director, shareholder or
- - ---------------------
Affiliate of the Company or any individual in such officer's, director's or shareholder's immediate family is a party to any material agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary, except for employment arrangements on customary terms and transactions in the ordinary course of business on arms-length terms.

          4.20   Personnel. None of the Company and its Subsidiaries is a party
                 ---------
to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, claims of unfair labor practices, or other collective bargaining disputes. To the Company's knowledge, none of the Company and its Subsidiaries has committed any unfair labor practice which would have a Material Adverse Effect. To the Company's knowledge, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and its Subsidiaries. The Company is not aware of any specific intention on the part of any sales representative team (which may be comprised of one or more persons), which is fully responsible for customer accounts representing 10% or more of the Company's gross sales, to terminate its employment with the Company. All sales representatives are employees of the Company and no sales representative is an independent contractor.

          4.21   Business Relations. The Company is not aware of an intention on
                 ------------------
the part of any Select Vendor to terminate or materially reduce the scope of the Company's rights as a reseller, licensor or sublicensor of such Select Vendor's software under volume licensing arrangements after the consummation of the transactions contemplated hereby.

          4.22   Warranties. Provided that following the Closing Buyer maintains
                 ----------
and extends the Company's existing insurance coverage applicable thereto, all material liabilities with respect to the "virus protection" offered to certain customers of the Company either (i) have been reasonably accrued or reserved for in the Company's book and records or (ii) are reasonably insured under the Company's insurance policies. The Company's liabilities under warranties by the Company as of the Closing to its customers extending manufacturers' warranties with respect to the physical condition of computer diskettes delivered by the Company to such customers will not have a Material Adverse Effect.

          4.23   Other Financial Information. The amounts set forth on the
                 ---------------------------
attached Adjustments Schedule do not include any material amounts other than
         --------------------
payments to S. Scott Wald, XXXXXXXXX and members of the Board of Directors of the Company, which the Company is not obligated to continue following the Closing.

          4.24   Undisclosed Liabilities. Except as set forth on the Liabilities
                 -----------------------                             -----------
Schedule, none of the Company and its Subsidiaries has any liability, except for
- - --------
(i) liabilities included on the Latest Balance Sheet (rather than the notes thereto) or not required, in accordance with generally accepted accounting principles, to be set forth thereon, (ii) liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which to the Company's knowledge results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) and (iii) liabilities which would not have a Material Adverse Effect.

          4.25   Disclosure. This Agreement and the Schedules hereto do not
                 ----------
contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer represents and warrants to the Shareholders and the Company that:

          5.01   Organization and Corporate Power. Buyer is a corporation duly
                 --------------------------------
organized, validly existing and in good standing under the laws of the State of Colorado, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

          5.02   Authorization. The execution, delivery and performance of this
                 -------------
Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. Assuming that this Agreement is a valid and binding obligation of the Shareholders and the Company, this Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms (except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by equitable principles). As of the Closing, the execution, delivery and performance of the Security Agreement, the Closing Note, the SAR Closing Note, the Offset Closing Note, the UCC Financing Statements, the Warrant and the Escrow Agreement by Buyer and the consummation of the transactions contemplated thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of the Security Agreement, the Closing Note, the SAR Closing Note, the Offset Closing Note, the UCC Financing Statements, the Warrant and the Escrow Agreement. Assuming that each of the Security Agreement, the Closing Note, the SAR Closing Note, the Offset Closing Note, the UCC Financing Statements, the Warrant and the Escrow Agreement is a valid and binding obligation of the Shareholders and the Company, constitute a valid and binding obligations of Buyer, enforceable in accordance with their terms (except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by equitable principles).

          5.03   No Violation. Buyer is not subject to or obligated under its
                 ------------
certificate of incorporation, its bylaws, any applicable law, or rule or regulation of any governmental authority, or any material agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by Buyer's execution, delivery or performance of this Agreement, the Security Agreement, the Closing Note, the SAR Closing Note, the Offset Closing Note, the UCC Financing Statements, the Warrant and the Escrow Agreement or any of the transactions contemplated hereby or thereby.

          5.04   Governmental Authorities; Consents. Except for the applicable
                 ----------------------------------
requirements of the HSR Act, Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with the execution, delivery or performance by it of this Agreement, the Security Agreement, the Closing Note, the SAR Closing Note, the Offset Closing Note, the UCC Financing Statements, the Warrant and the Escrow Agreement or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or Person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement, the Security Agreement, the Notes, the UCC Financing Statements, the Warrant and the Escrow Agreement or the consummation of the transactions contemplated hereby or thereby.

          5.05   Litigation. There are no actions, suits or proceedings pending
                 ----------
or, to the Buyer's knowledge, overtly threatened against or affecting Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

          5.06   Brokerage. There are no contracts or arrangements for the
                 ---------
payment of brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

          5.07   Investment Representation. Buyer is purchasing the Shares for
                 -------------------------
its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities laws.

          5.08   Financing. Buyer has and shall have at the Closing sufficient
                 ---------
cash to pay the full cash consideration payable at Closing to the Shareholders and to the SAR Escrow hereunder, and Buyer has and shall have sufficient resources to make all other necessary payments by it in connection with the purchase of the Shares and to pay all of its related fees and expenses.

          5.09   No Knowledge of Misrepresentations or Omissions. Buyer has no
                 -----------------------------------------------
actual knowledge that the representations and warranties of the Company in this Agreement and the Schedules hereto are not true and correct in all material respects, and Buyer has no actual knowledge of any material errors in, or material omissions from, the Schedules to this Agreement.

          5.10   Business Relations. Buyer is not aware of any materially
                 ------------------
adverse business relations between Buyer and any of the Select Vendors which may reasonably be expected to cause or contribute to an intention on the part of any of such Select Vendors to terminate or materially reduce the scope of the Company's rights as a reseller, licensor or sublicensor of such vendor's software under volume licensing arrangements after the consummation of the transactions contemplated hereby.


                                  ARTICLE VI
                  COVENANTS OF THE COMPANY, THE SHAREHOLDERS
                  ------------------------------------------
                     AND THE SHAREHOLDERS' REPRESENTATIVE
                     ------------------------------------

          6.01   Conduct of Business.
                 -------------------

          (a) From the date hereof until the Closing Date, (i) the Company shall use its reasonable efforts to carry on its and its Subsidiaries' respective businesses according to their ordinary and usual course of business and substantially in the same manner as heretofore conducted; provided that the Company may use any or all available cash prior to the Closing to repay any indebtedness (other than the Mortgage Loan) and/or to make distributions to the Shareholders consistent with the provisions of Section 1.03(d) and (ii) the Company shall inform Buyer of any material adverse development regarding the Company or its business known by the Company.

          (b) From the date hereof until the Closing Date, except as otherwise provided for by this Agreement or consented to in writing by Buyer, the Company shall not and shall not permit any Subsidiary to (i) issue, sell or deliver any shares of its or any Subsidiary's capital stock or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its or any Subsidiary's capital stock;
(ii) effect any recapitalization, reclassification, stock dividend, stock split or like change in its or any Subsidiary's capitalization; (iii) amend its or any Subsidiary's certificate of incorporation (or other charter documents) or bylaws; (iv)
declare or pay any dividends or make any distributions with respect to the Company's capital stock except for dividends and distributions payable in cash consistent with the provisions of Section 1.03(d), (v) make any redemption or purchase of any shares of the Company's capital stock; or (vi) take any action described in Section 4.06 hereof (other than the purchase of computer equipment as disclosed on the Developments Schedule).
                    ---------------------

          6.02   Access to Books and Records. From the date hereof until the
                 ---------------------------
Closing Date, the Company shall provide Buyer and its authorized representatives ("Buyer's Representatives") with reasonable access during normal business hours
  -----------------------
and upon reasonable notice to the offices, properties, personnel, books and records of the Company and its Subsidiaries in order for Buyer to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company and its Subsidiaries. Buyer acknowledges that it remains bound by the Confidentiality Agreement with the Company, dated December 4, 1995, as amended (the "Confidentiality Agreement").
                          -------------------------

          6.03   Regulatory Filings; Third Party Consents. The Company shall
                 ----------------------------------------
make or cause to be made all filings and submissions under the HSR Act and any other laws or regulations applicable to the Company and its Subsidiaries for the consummation of the transactions contemplated herein. The Company shall coordinate and cooperate with Buyer in exchanging such information and assistance as Buyer may reasonably request in connection with all of the foregoing. The Company and Buyer shall together use reasonable efforts to obtain all consents and acknowledgments included as Closing conditions in Section 2.01(n) prior to Closing.

          6.04   Conditions. The Company shall use reasonable efforts to cause
                 ----------
the conditions set forth in Section 2.01, and each Shareholder shall use reasonable efforts to cause the conditions set forth in Section 2.01(g)(iii), 2.01(h), 2.01(i), 2.01(p), and 2.01(q), to the extent applicable to such Shareholder, to be satisfied. The Company shall use reasonable efforts to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction of the conditions set forth in Article II (other than those to be satisfied at the Closing) but in any event to consummate such transactions within two business days after such date; provided that the Company shall only be required to expend funds with respect to the lender consent required under Section 2.01(l) and, if applicable, Section 2.01(m) (including any prepayment penalties), and neither the Company nor any Shareholder shall be required to expend any funds to obtain any third-party or governmental consents or acknowledgments required under Section 2.01(c) or 2.01(n).

          6.05   Exclusive Dealing. During the period from the date of this
                 -----------------
Agreement through the Closing or the earlier termination of this Agreement pursuant to Section 8.01, each Shareholder shall not take or permit any other Person on its behalf to take, and the Company shall not take, any action to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person (other than Buyer and Buyer's Representatives) concerning any purchase of the Shares or any merger, sale of substantial assets or similar transaction involving the Company or its Subsidiaries (other than assets sold in the ordinary course of business).

          6.06   Section 338(h)(10) Election.  The Shareholders agree, if so
                 ---------------------------
requested by Buyer, to join with the Buyer in making elections under Section 338(h)(10) of the Code with respect to the sale and purchase of the Shares and, if so requested by Buyer, to make any analogous elections under applicable state law provisions (including such state elections, the "Election"), and to
                                                           --------
take such actions as are necessary to make an appraisal of the value of the assets of the Company (which appraisal shall be at Buyer's sole cost and expense). Buyer and the Shareholders agree to prepare and file all Tax Returns in accordance with such appraisal; provided, however, that such appraisal shall be approved by Shareholders and Buyer. Buyer will indemnify Shareholders on an after-tax basis for any actual increase in Taxes of Shareholders (including any such increase incurred as a result of any payment in satisfaction of such indemnification obligation) resulting from the Election as compared to the Taxes Shareholders would have paid if no Election had been made with respect to the sale of the Shares pursuant to this Agreement. The amount of any indemnity payable under the preceding sentence shall be determined by an independent accounting firm selected by agreement of the Shareholders' Representative and Buyer, and the expense of any such determination shall be paid by Buyer.

          6.07   Employment Contract. S. Scott Wald shall execute and deliver
                 -------------------
the Executive Employment Agreement attached as Exhibit I hereto.
                                               ---------

          6.08   Notification. Prior to the Closing, upon discovery by the
                 ------------
Company, the Company shall promptly inform Buyer in writing of any variances from Buyer's representations and warranties contained in Article V.


                                  ARTICLE VII
                              COVENANTS OF BUYER
                              ------------------

          7.01   Access to Books and Records. From and after the Closing, Buyer
                 ---------------------------
shall, and shall cause the Company and its Subsidiaries to, provide the Shareholders' Representative, the Shareholders and their agents with reasonable access (for the purpose of examining and copying), during normal business hours, to the books and records of the Company and its Subsidiaries with respect to periods or occurrences prior to the Closing Date in connection with any matter relating to any asset or liability, or potential or contingent asset or liability, of any of the Shareholders or otherwise reasonably requested by any Shareholder, including, without limitation, any tax records, any records relating to any potential, pending or threatened litigation or government action, any matters relating to a claim or potential claim for indemnification by Buyer, and any matters relating to a dispute or potential dispute involving Buyer and/or its affiliates and the Shareholders. Unless otherwise consented to in writing by the Shareholders' Representative, neither the Company nor its Subsidiaries or any successor to all or substantially all of the assets thereof shall, for a period of seven years following the Closing Date, destroy, alter or otherwise dispose of any of the books and records of the Company or its Subsidiaries for the period prior to the Closing Date without first offering to surrender to the Shareholders' Representative such books and records or any portion thereof which Buyer, the Company or its Subsidiaries may intend to destroy, alter or dispose of.

          7.02   Notification. Prior to the Closing, upon discovery Buyer shall
                 ------------
promptly inform the Company and the Shareholders' Representative in writing of any variances from Buyer's representations and warranties contained in Article V, and Buyer shall promptly notify the Shareholders' Representative if, to the Buyer's knowledge, any of the representations and warranties of the Shareholders or the Company in this Agreement or the Schedules hereto are not true and correct.

          7.03   Post-Closing Indemnification of Officers and Directors of the
                 -------------------------------------------------------------
                 Company.
                 -------

          (a) From and after the Closing Date and for the shorter of six (6) years or the applicable statute of limitations, the Buyer shall cause the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) From and after the Closing Date, the Buyer shall cause the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

          (c) To the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          7.04   Regulatory Filings.  Buyer shall make or cause to be made all
                 -------------------
filings and submissions under the HSR Act and any other laws or regulations applicable to Buyer as may be required of Buyer for the consummation of the transactions contemplated herein, and Buyer shall be responsible for all filing fees under the HSR Act. Buyer shall coordinate and cooperate with the Company in exchanging such information and assistance as the Company may reasonably request in connection with all of the foregoing.

          7.05   Conditions. Buyer shall use all reasonable efforts to cause the
                 ----------
conditions set forth in Section 2.02 to be satisfied and to consummate the transactions contemplated herein as soon reasonably possible after the satisfaction of the conditions set forth in Article II (other than those to be satisfied at the Closing) but in any event within two business days after such date.

          7.06   Contact with Customers and Suppliers. Prior to the Closing,
                 ------------------------------------
Buyer and the Buyer's Representatives shall contact and communicate with the employees (other than employees that are also officers or directors), customers and suppliers of the Company and its Subsidiaries in connection with the transactions contemplated hereby only with the prior written consent of the Company or the Shareholders' Representative.

          7.07   SAR Plan. At the Closing, the Company shall enter into a SAR
                 --------
Escrow Agreement in the form of Exhibit F hereto and, as contemplated by the
                                ---------
terms thereof, the Buyer shall deposit the Estimated SAR Amount minus the Pre-Closing SAR Payment minus $817,236 into an escrow account (the "SAR Escrow")
                                                                    ----------
for the benefit of (a) the Shareholders and (b) holders of SARs issued pursuant to the Company's 1995 Equity Incentive Plan (the "Incentive Plan") who are
                                                  --------------
employees, officers and directors of the Company as of the Closing. As and when payments are made pursuant to Section 1.01 as adjustments to the Closing Purchase Price, the Buyer will make additional payments to or receive additional payments from the SAR Escrow as described in Article I. In addition, any amounts owing from holders of SARs to the Company pursuant to the Incentive Plan shall be paid to the SAR Escrow. On the third anniversary of the Closing, any amounts in the SAR Escrow not paid or then payable pursuant to the Incentive Plan shall be paid to the Shareholders in proportion to their holdings of Shares as reflected on the Shareholders Schedule. Buyer agrees that the Committee, as
                 ---------------------
defined in the Incentive Plan, shall be comprised solely of the Shareholders' Representative, provided that the Committee may not, without the prior written consent of Buyer, waive any noncompetition agreement, nonsolicitation agreement or other material restriction under the Incentive Plan or any related SARs or accelerate the vesting of any SAR. Buyer further agrees not to amend or waive, or to consent to the amendment or waiver of any provision of, the Incentive Plan or any SARs issued thereunder without the prior written consent of the Shareholders' Representative and Buyer shall indemnify each member of the Committee, and shall cause the Company to indemnify each such member, against all Losses arising on account of any actions or inactions by the Buyer or the Company in connection with the Incentive Plan or the SARs.

          7.08.  Management Options. At the first meeting of the compensation
                 ------------------
committee of Buyer's board of directors following the Closing Date, Buyer shall grant or cause to be granted to each Management Option Recipient the Management Options in the amount set forth opposite each such recipient's name on Exhibit K
                                                                       ---------
hereto and shall reserve for future grant to current or future employees of the Company, at the sole discretion of the Shareholders' Representative, any Management Options not allocated on Exhibit K.
                                                        ---------

                                 ARTICLE VIII
                                 TERMINATION
                                 -----------

          8.01 Termination. This Agreement may be terminated at any time prior
               -----------
to the Closing.

          (a)  by the mutual consent of Buyer and the Shareholders'
Representative;

          (b) by Buyer, if there has been a violation or breach by the Company or the Shareholders of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer at the Closing and such violation or breach has not been waived by Buyer or, in the case of a covenant breach, cured by the Company or the Shareholders within ten days after written notice thereof from Buyer;

          (c) by the Shareholders' Representative, (i) if there has been a violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Shareholders at the Closing and such violation or breach has not been waived by the Shareholders' Representative or, with respect to a covenant breach, cured by Buyer within ten days after written notice thereof by the Shareholders' Representative or any Shareholder (provided that neither a breach by Buyer of Section 5.08 hereof nor the failure to deliver the Closing Purchase Price at the Closing as required hereunder shall be subject to cure hereunder unless otherwise agreed to in writing by the Shareholders' Representative) or (ii) if any "Event of Default" (within the meaning of the Notes) would be in effect if the Notes were then issued and outstanding); or

          (d) by either Buyer or the Shareholders' Representative if the transactions contemplated hereby have not been consummated by May 31, 1996 provided that (i) neither Buyer nor the Shareholders' Representative shall be entitled to terminate this Agreement pursuant to this Section 8.01(d) if such Person's (or the Company's or any Shareholder's, in the case of the Shareholders' Representative) breach of this Agreement has prevented the consummation of the transactions contemplated hereby and (ii) Buyer shall not be entitled to terminate this Agreement pursuant to this Section 8.01(d) if it fails to obtain sufficient financing for the consummation of the transactions contemplated hereby.

          8.02 Effect of Termination. In the event of termination of this
               ---------------------
Agreement by either Buyer or the Shareholders' Representative as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 8.02 and Article XII hereof and the Confidentiality Agreement which shall survive the termination of this Agreement), and there shall be no liability on the part of either Buyer, the Company or the Shareholders to one another, except for (i) any breaches of this Agreement prior to the time of such termination and (ii) in the case of Buyer, its failure to obtain sufficient financing for the consummation of the transactions contemplated hereby.


                                  ARTICLE IX
                         SHAREHOLDERS' REPRESENTATIVE
                         ----------------------------

          9.01   Designation. S. Scott Wald (the "Shareholders' Representative")
                 -----------                      ----------------------------
is hereby designated by each of the Shareholders to serve as the representative of the Shareholders with respect to the matters expressly set forth in each or any of this Agreement, the Escrow Agreement, the SAR Escrow Agreement, the Notes, the Security Agreement and the Warrant to be performed by the Shareholders' Representative.

          9.02   Authority. Each of the Shareholders, by the execution of this
                 ---------
Agreement, hereby irrevocably appoints the Shareholders' Representative as the agent, proxy and attorney-in-fact for such Shareholders for all purposes of this Agreement and the other agreements and transactions contemplated hereby (including without limitation the full power and authority on such Shareholder's behalf (i) to consummate the transactions contemplated herein, and the transactions contemplated in each of the Escrow Agreement, the SAR Escrow Agreement, the Security Agreement, the Notes and the Warrant; (ii) to deduct from amounts otherwise due to such Shareholder pursuant to this Agreement or any of the other agreements contemplated hereby such Shareholder's share of expenses incurred in connection with the negotiation and performance of this Agreement (whether incurred on or after the date hereof); (iii) to direct the remittance of, receive on behalf of and disburse any funds received hereunder to such Shareholder and each other Shareholder; (iv) to execute and deliver any certificates representing the Shares and execution of such further instruments of assignment as Buyer shall reasonably request; (v) to execute and deliver on behalf of such Shareholder any amendment or waiver hereto or to any of the Escrow Agreement, the SAR Escrow Agreement, the Security Agreement, the Notes and the Warrant; (vi) to take all other actions to be taken by or on behalf of such Shareholder in connection herewith or in connection with any of the Escrow Agreement, the SAR Escrow Agreement, the Security Agreement, the Notes and the Warrant; (vii) to negotiate, settle, compromise and otherwise handle the determination of Estimated Closing Adjusted Net Book Value and the Final Closing Adjusted Net Book Value adjustment and all claims for indemnification made by Buyer pursuant to Section 10.02 hereof; (viii) to exercise the Warrant in whole or in part, at his sole discretion; and (ix) to do each and every act and exercise any and all rights which such Shareholder or the Shareholders collectively are permitted or required to do or exercise under this Agreement or in connection with any of the Escrow Agreement, the SAR Escrow Agreement, the Security Agreement, the Notes and the Warrant). Each of the Shareholders agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Shareholders' Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Shareholder. Buyer may rely on the authorizations provided to the Shareholders' Representative herein.

          9.03   Exculpation: Neither the Shareholders' Representative nor any
                 -----------
agent employed by it shall incur any liability to any Shareholder by virtue of the failure or refusal of the Shareholders'

Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of his other duties hereunder, except for actions or omissions constituting fraud or bad faith.

                                   ARTICLE X
                             ADDITIONAL COVENANTS
                             --------------------

          10.01  Survival. The representations and warranties set forth in this
                 --------
Agreement and in any certificates delivered at the Closing in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby subject to the limitations set forth in this
Article X.

          10.02  Indemnification.
                 ---------------

          (a) Subject to the other provisions of this Article X, including without limitation, Section 10.02(d) below, the Shareholders shall indemnify and hold Buyer harmless against any actual loss, liability, damage or expense (including reasonable legal fees and expenses and cost of indemnification paid to the escrow agent pursuant to Section 5(b) of the Escrow Agreement, but excluding incidental, consequential or punitive damages other than consequential or punitive damages paid by the Company or any of its Subsidiaries to an unrelated third party pursuant to a judgement entered against the Company or any of its Subsidiaries by a court of competent jurisdiction) (collectively, "Losses" and individually, a "Loss") which Buyer suffers, sustains or becomes
 ------                       ----
subject to as a result of any breach of any of the covenants, representations and warranties of the Company and the Shareholders set forth herein or in any Schedule hereto or any certificates delivered by the Company or the Shareholders' Representative at the Closing in connection with the transactions contemplated hereby; provided that (i) except as provided in Sections 10.02(b) and 10.03(b), Buyer's right to seek indemnification with respect to any and all of such breaches shall be limited solely to the funds deposited in the Escrow Fund pursuant to Section 1.03(b)(iii), and only to such funds remaining in such Escrow Fund, and none of the Shareholders shall have any personal liability to Buyer hereunder with respect to any such breach and (ii) Buyer shall not be entitled to seek indemnification with respect to any individual Loss unless such Loss, together with all other such Losses, exceeds $500,000 (the "Basket") in
                                                                  ------
the aggregate (it being understood that the limitations in this clause (ii) will cease to have effect if such Loss, together with all other such Losses, exceeds $500,000 such that Buyer may recover for such Losses irrespective of the Basket but subject to all other limitations of this Article X); and provided further that Buyer shall not be entitled to seek indemnification with respect to any Loss arising from any matter or breach on or prior to the Closing Date unless
(A) such Loss resulted from a representation or warranty of the Company failing to be true and correct as of the execution of this Agreement and (B) such breach was not known to Buyer or any of Buyer's Representatives as of such time.

          (b) In the event any such Shareholder breaches any of such Shareholder's representations and warranties in Article III above, then such Shareholder shall indemnify the Buyer from and against the entirety of any Losses the Buyer may suffer to the extent caused directly by such breach; provided that the aggregate liability of any Shareholder under this
Section 10.02(b) shall not exceed the portion of the Final Purchase Price received by such Shareholder (as reduced by such Shareholder's Pro Rata Share of any recovery by Buyer under Section 10.02(a) or otherwise paid or payable by or on behalf of such Shareholder pursuant to this Article X).

          (c) Subject to the provisions of Section 10.02(d) below, Buyer shall indemnify each Shareholder and hold him or it harmless against any Loss which any such Shareholder suffers, sustains or becomes subject to as a result of (i) any breach by Buyer of its covenants, representations and warranties set forth herein or representations and warranties restated in any certificates delivered by Buyer at the Closing, (ii) the operations of the Company and its Subsidiaries following the Closing (other than Losses suffered solely in such Shareholder's capacity as an employee of the Buyer or the Company following the Closing, which Losses may be subject to indemnity pursuant to arrangements otherwise applicable for the benefit of employees of Buyer and/or the Company);
(iii) any violations of any Environmental and Safety Requirements by the Company or its Subsidiaries or any remediation obligations of the Company or its Subsidiaries thereunder (other than those violations and obligations with respect to which Buyer is entitled to indemnification under 10.02(a) above); and
(iv) any preclosing environmental liabilities not otherwise covered by the indemnification provisions of Section 10.02(a).

          (d) No Person shall be liable for any claim for indemnification under any of subsections (a), (b) or (c) above (other than claims (i) for indemnification under Section 10.02(c)(ii), (iii) or (iv), (ii) relating to breaches of covenants required to be performed by Buyer subsequent to the Closing pursuant to any of Sections 7.01, 7.03, 7.07 and 7.08, (iii) for breach of (A) a Shareholder's representation or warranty set forth in Article III, (B) for breach of Section 4.08, or (C) for breach of Section 4.14, but only if, contrary to representations and warranties of the Company set forth in Section 4.14, the Company contributed to or was obligated to contribute to any material defined benefit plan at any time prior to Closing; each of which claims may be brought at any time prior to the expiration of the statute of limitations applicable thereto, or (iv) for breach of Section 4.17, which claim may be brought at any time prior to the third anniversary of the Closing Date) unless written notice specifying in reasonable detail the nature of the claim for indemnification is delivered by the Person seeking indemnification to the Person from whom indemnification is sought before May 1, 1997. In the event that Buyer seeks indemnification with respect to any Loss in connection with, arising from or relating to any breach described in clause (iii) or clause (iv) of the foregoing sentence within the time period provided in such sentence but after such time as all amounts, if any, in the Escrow Fund shall have been distributed to the Shareholders, then Buyer may seek indemnification from the Shareholders with respect to such Loss (subject to the other provisions of this Article X); provided that in no event shall any Shareholder be liable for any amount
- - --------
pursuant to this sentence in excess of the lesser of (x) the aggregate amount received by such Shareholder as distributions from the Escrow Fund, minus the
                                                                    -----
aggregate amount previously paid or otherwise payable by such Shareholder pursuant to this sentence, and (y) such Shareholder's Pro Rata Share of such Loss, and none of the Shareholders shall have any further personal liability to Buyer hereunder with respect to any such Loss.

          (e) Promptly after the assertion by any unrelated third party of any claim (a "Third Party Claim") against any Person entitled to indemnification
              -----------------
under this Section 10.02 (the "Indemnitee") that results or may result in the
                               ----------
incurrence by such Indemnitee of any Loss for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall promptly notify the parties from whom such indemnification could be sought (the "Indemnitors") and the Shareholders' Representative of such Third Party Claim.
 -----------
The Shareholders' Representative shall act on behalf of all Indemnitors in the case of all Third Party Claims with respect to which Buyer is seeking indemnification under subsection (a) above and may, at its option, assume the defense of the Indemnitee against such Third Party Claim (including the employment of counsel reasonably acceptable to Buyer and the payment of expenses, which expenses shall be paid from the Escrow Fund). Any Indemnitee shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be an expense of the Indemnitor unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such Third Party Claim as provided in the preceding sentence, to assume the defense of such Third Party Claim or (ii) the employment of such counsel has been specifically authorized by the Indemnitor and/or the Shareholders' Representative in the case of all Third Party Claims with respect to which the Buyer is entitled to indemnification under subsection
(a) above.

          (f) The amount of any Loss subject to indemnification hereunder or of any claim therefor shall be calculated net of (i) any Tax Benefit inuring to Buyer, the Company, its Subsidiaries or any of their Affiliates on account of such Loss, (ii) any insurance proceeds (net of direct collection expenses) received or receivable by Buyer, the Company and its Subsidiaries on account of such Loss, and (iii) any accruals, reserves or provisions reflected in the determination of Final Closing Adjusted Net Book Value. If Buyer, the Company, its Subsidiaries or any of their Affiliates receives a Tax Benefit after an indemnification payment is made, Buyer shall promptly pay to the Shareholders' Representative (on behalf of the Shareholders) the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is realized by the Buyer or any of its affiliates and has not been used to offset a prior indemnification payment made by the Shareholders. For purposes hereof, "Tax
                                                                        ---
Benefit" shall mean any refund of Taxes paid or reduction in the amount of Taxes
- - -------
which otherwise would have been paid, in each case computed at the highest marginal tax rates applicable to the recipient of such benefit. Buyer, the Company and its Subsidiaries shall seek full recovery under all insurance policies covering any Loss to the same extent as they would if such Loss were not subject to indemnification hereunder, and Buyer, the Company and its Subsidiaries shall maintain insurance coverage which is comparable to the coverages of the Company prior to the Closing Date; provided however, that to
                                                    ----------------
the extent that a Loss is not covered by insurance in effect after Closing, which would have been covered by insurance in effect prior to Closing had it been maintained in effect after the Closing (the "Uncovered Amount"), Buyer
                                                  ----------------
shall be deemed to have recovered the Uncovered Amount for purposes hereof. In the event that an insurance or other recovery is made by Buyer, the Company, its Subsidiaries or any of their affiliates with respect to any Loss for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery (net of all direct collection expenses) shall be made promptly to the Shareholders' Representative (on behalf of the Shareholders).

          (g) All indemnification payments made hereunder shall be treated by all parties as an adjustment to the Final Purchase Price.

          (h)    Notwithstanding anything to the contrary contained in this
Section 10.02, there shall be no recovery for any Loss by the Buyer under this
Section 10.02, and the Loss shall not be included in meeting the stated thresholds hereunder, to the extent such item has been included in the calculation of the Final Closing Adjusted Net Book Value under Section 1.02 hereof.

          10.03  Limitation of Recourse.
                 ----------------------

          (a) Except as provided in Section 10.02(b) and except for an action for fraud pursuant to Section 10.03(b), following the Closing the indemnification provided by Section 10.02(a) shall be the sole and exclusive remedy for any Losses of Buyer, the Company or its Subsidiaries with respect to any misrepresentation or inaccuracy in, or breach of, any representations or warranties or any breach or failure in performance at or prior to Closing of any covenants or agreements made by the Company or any Shareholder in this Agreement or in any Exhibit or Schedules hereto or any certificate delivered hereunder. Prior to the Closing and in the event that the transactions contemplated are not consummated for any reason, Buyer agrees that its sole recourse for damages will be against the Company and that it will have no claim, and will not bring any claim or action against any Shareholder or any officer, director or agent of the Company (except that, after satisfaction in full of the conditions to the obligations of the Shareholders and the Company hereunder, Buyer may seek specific performance by the Shareholders and the Company of the Closing Transactions). Effective as of the Closing, the Company waives any claim it may have against any of the Shareholders, it being understood that this Article X constitutes Buyer's sole remedy against the Shareholders in connection with the transactions contemplated hereby. Effective as of the Closing, the Shareholders hereby release the Company for any breach, on or prior to the Closing, of representations and warranties set forth in Article IV hereof and any breach by the Company at or prior to the Closing of any covenant of the Company set forth in this Agreement.

          (b) Except as provided in Sections 10.02(a) or 10.02(b), no claim shall be brought or maintained by Buyer, the Company or any of its Subsidiaries or their respective successors or permitted assigns against any officer, director or employee (present or former) of the Company or any of its Subsidiaries, the Shareholders' Representative or any Shareholder, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties or covenants of the Company or any Shareholder set forth or contained in this Agreement or any Exhibit or Schedule hereto or any certificate delivered hereunder, except to the extent that the same shall have been the result of fraud by the Person against whom such claim is made (and in the event of such fraud, such recourse may be brought or granted solely against the Person or Persons committing such fraud), and without limiting the foregoing, in no event shall Buyer, its successors or permitted assigns be entitled to claim or seek any rescission of the transactions consummated under this Agreement or other remedy at law or in equity (except that, after satisfaction in full of the conditions to the obligations of the Shareholders hereunder, Buyer may seek specific performance of the Closing Transactions). The obligations of the Shareholders for all purposes under this Agreement are several and not joint and several, and in no event shall any Shareholder, the Shareholders' Representative or any present or former officer, director or employee of the Company or its Subsidiaries have any shares or vicarious liability for the actions or omissions of any other Person. The Buyer acknowledges and agrees that representations and warranties of the Shareholders (other than in Article III) are not intended to, and will not, create or result in any liability for any such Shareholder, it being understood that Buyer's sole recourse for indemnification for breaches of representations and warranties (other than representations and warranties included in Article III) is pursuant to Section 10.02(a).

          (c)    Except for claims against Shareholders as contemplated by
Section 10.02(a), each of the Buyer, the Company, its Subsidiaries and their respective successors and permitted assigns, hereby waives any right to seek contribution or other recovery from any officer, director or employee (present or former) of the Company, its Subsidiaries or any Shareholder that any of them may now or in the future have under any Environmental Law. Except for claims against Shareholders as contemplated by Section 10.02(a), each of the Buyer, the Company, its Subsidiaries and their respective successors and permitted assigns hereby releases all officers, directors and employees (present or former) of the Company, its Subsidiaries, and the Shareholders from any and all such claims, demands and causes of action that any of them may now or in the future have under such Environmental Law.

          (d) Notwithstanding any other provision of this Agreement, Buyer may not seek or obtain any indemnity in respect of any breach of any representation or warranty included in Section 4.08 above pursuant to Article X of this Agreement or any other remedy relating to any sales or use Tax unless and to the extent that (i) Buyer has complies in all respects with the notification requirements of and in all material respects with all other requirements of its obligations pursuant to Section 10.07(c), and (ii) the relevant Tax authority has determined, based on an audit of transactions consummated during periods ending at or prior to the Closing (or extrapolation therefrom), and not based on any audit of transactions following the Closing, that the Company is liable for additional sales or use Taxes with respect to periods prior to the Closing.

          10.04  Disclosure Generally.  The inclusion of any information in any
                 --------------------
Schedule attached hereto or in any update to any Schedule provided to Buyer prior to Closing shall not be deemed to be an admission or acknowledgement by the Company, its Subsidiaries or the Shareholders, in and of itself, that such information is required by the terms hereof to be disclosed or is material to or outside the ordinary course of the business of the Company and its Subsidiaries.

          10.05  Acknowledgement by Buyer.  Buyer acknowledges that the
                 ------------------------
representations and warranties by the Company and the Shareholders set forth in this Agreement constitute the sole and exclusive representations and warranties of the Company and the Shareholders to Buyer in connection with the transactions contemplated hereby, and Buyer understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied (including, but not limited to, any relating to the future or historical financial condition, results of operations, assets or liabilities of the Company and its Subsidiaries and any set forth in the confidential descriptive memorandum delivered to Buyer by Merrill Lynch) are specifically disclaimed by the Company and the Shareholders.

          10.06  Arbitration Procedure.
                 ---------------------

          (a) Except as otherwise provided in Section 1.02(d) hereof, Buyer and the Shareholders agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying any and all disputes based upon, arising out of or in any way connected with the Agreement or the transactions contemplated herein (the "Disputes"). Nothing in this
                                              --------
Section 10.06 shall prohibit an party hereto from instituting litigation to enforce any Final Determination (as defined below). The parties hereby agree and acknowledge that, except as otherwise provided in this Section 10.06 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by and shall be enforced pursuant to the Uniform Arbitration Act as in effect in the State of Illinois.

          (b) In the event that any party asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within 20 days after such delivery of such notice, the party delivering such notice of Dispute (the "Dispute Person") may, within 30 days after the expiration such 20-day
      --------------
period, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration"). Such
                                             ---------------------
Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and the amount and nature of damages or other relief sought to be recovered as a result of any alleged claim and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein.

          (c) Buyer and the Shareholders' Representative each shall select one arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as "Buyer's Arbitrator" and "Seller's
                                         ------------------       --------
Arbitrator," respectively). In the event that either party fails to select an
- - ----------
arbitrator as set forth herein within 30 days after the delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. Seller's Arbitrator and Buyer's Arbitrator shall select a third independent, neutral arbitrator expert in the subject matter of the Dispute, and the three arbitrators so selected shall resolve the Dispute according to the procedures set forth in this Section 10.06. If Seller's Arbitrator and Buyer's Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, Seller's Arbitrator and Buyer's Arbitrator shall each prepare a list of three independent arbitrators. Seller's Arbitrator and Buyer's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within ten days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Seller's Arbitrator and Buyer's Arbitrator.

          (d) The arbitrators selected pursuant to paragraph (c) shall determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party (it being understood that amounts paid prior to commencement of arbitration proceedings by the three arbitrators will be deemed to be not contested for such purposes). For example, if Buyer submits a claim for $1,000 and if the Shareholders contest only $500 of the amount claimed by Buyer, and if the arbitrators ultimately resolves the dispute by awarding Buyer $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 divided by 500) to the Shareholders according to their respective Pro Rata Shares and 40% (i.e., 200 divided by 500) to Buyer.

          (e) The arbitration shall be conducted in Chicago, Illinois under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of Buyer and the Shareholders' Representative. The arbitrators shall conduct the arbitration such that a final result, determination, finding, judgment and/or award (the "Final
                                                                         -----
Determination") is made or rendered as soon as practicable, but in no event
- - -------------
later than 120 days after the delivery of the Notice of Arbitration nor later than ten days following completion of the arbitration. The Final Determination shall be made in writing, shall state the basis for such determination and shall be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all parties, and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

          (f) Buyer and the Shareholders may enforce any Final Determination in any state or federal court in Illinois having jurisdiction over the Dispute. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient form.

          (g) If any party shall fail to pay the amount of any damages, if any, assessed against it within 20 days after the delivery to such party of such Final Determination, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) the prime rate of interest in The Wall Street
                                                            ---------------
Journal, in effect from time to time (which rate shall be adjusted on the
- - -------
effective date of each change in such prime rate) and (ii) the maximum rate permitted by applicable usury laws. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year consisting of twelve 30-day months and shall be payable on demand. In addition, such party shall promptly reimburse the other party for any and all costs and expenses of any nature or kind whatsoever (including reasonable legal fees and expenses) incurred in seeking to collect such damages or to enforce any Final Determination.

          10.07  Certain Tax Matters. The following provisions shall govern the
                 -------------------
allocation of responsibility as between Buyer and the Company on the one hand and the Shareholders and the Shareholders' Representative on the other hand for certain tax matters following the Closing:

          (a) For any tax periods ending on or before the Closing Date, the Company shall prepare or cause to be prepared all Tax Returns for the Company and its Subsidiaries which are required to be filed after the Closing Date. Subject to the requirements of applicable law, each such Tax Return shall be prepared in a manner consistent with past practices of the Company and its Subsidiaries. Each such Tax Return shall be submitted to the Shareholders' Representative at least 30 days prior to the due date (including any extension thereof) for filing such Tax Return. The Company shall make any changes in such proposed Tax Return as are requested by the Shareholders' Representative no less than five days prior to the due date (including extensions) for filing such Tax Return unless, in the written opinion of legal counsel to the Company reasonably satisfactory to the Shareholders' Representative addressed to the Shareholders' Representative there would not be as of the due date for such tax return "substantial authority" (within the meaning of Section 6662 of the Code) for the changes requested by the Shareholders' Representative. The Company shall file timely or cause to be filed timely such Tax Return, as so modified.

          (b) Buyer, the Company, the Shareholders and the Shareholders' Representative shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 10.07 for periods prior to Closing and any audit, litigation or other proceeding with respect to Taxes due with respect to periods prior to Closing. Such cooperation shall include the retention and (upon the party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company shall retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any tax periods and shall abide by all record retention agreements entered into with any taxing authority, and shall give the Shareholders' Representative reasonable written notice prior to transferring, destroying or discarding any such books and records prior to the expiration of the applicable statute of limitations for that tax period, and if the Shareholders' Representative so requests in the event of any proposed destruction or discarding of the books and records, the Company shall allow the Shareholders' Representative to take possession of such books and records.

          (c) Buyer agrees to give prompt notice to the Shareholders' Representative of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of Taxes for any period ending on or prior to the Closing Date and will give the Shareholders' Representative such information with respect thereto as the Shareholders' Representative may reasonably request. If the assertion of any such claim, or the commencement of any such suit, action or proceeding, results or may result in any Loss to the Indemnitee for which such Indemnitee would be entitled to indemnification pursuant to Section 10.02 of this Agreement, then such claim, suit, action or proceeding shall constitute a Third Party Claim to which the provisions of Section 10.02(e) of this Agreement apply.

           (d) Subject to Section 6.06, the Shareholders' Representative shall be entitled to control any Tax audit to the extent such audit affects or may affect the amount or character of income, gain or loss includable by any of the Shareholders for periods on or before the Closing Date.

           10.08  Further Assurances.  From time to time, as and when requested
                  ------------------
by any party hereto and at such party's expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

                                  ARTICLE XI
                                  DEFINITIONS
                                  -----------
           "Affiliate" of any particular Person means any other Person
            ---------
controlling, controlled by or under common control with such Particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise, and the "Affiliates" of any such
                                                    ----------
Person means all of such Affiliates, collectively.

           "Aggregate SAR Exercise Price" means $1,052,700.
            ----------------------------

           "Assets" means the assets of the Company and its Subsidiaries,
            ------
determined on a consolidated basis in accordance with the accounting principles, methods and procedures used in preparation of the Latest Balance Sheet, but excluding (i) all prepaid assets, if any, with respect to the SARs and (ii) all liabilities, if any, with respect to the SARs.

           "Basket" has the meaning set forth in Section 10.02(a).
            ------

           "Buyer" has the meaning set forth in the preamble.
            -----

           "Buyer's Arbitrator" has the meaning set forth in Section 10.06(c).
            -----------------

           "Buyer's knowledge" has the meaning set forth in Section 12.04
            -----------------
hereof.

           "Buyer's Representatives" has the meaning set forth in Section 6.02
            -----------------------
hereof.

           "Closing" has the meaning set forth in Section 1.03(a)
            -------

           "Closing Cash Fraction" means a fraction, the numerator of which
            ---------------------
shall be the sum of (i) fifty-two and one-half million dollars ($52,500,000) plus (ii) the Pre-Closing Payout plus (iii) the Pre-Closing SAR Payment, and the denominator of which shall be the sum of (a) the Closing Purchase Price, plus
(b) the Estimated SAR Amount, plus (c) the Pre-Closing Payout.

           "Closing Cash Payment Amount" means an amount equal to:
            ---------------------------

           (A)  the product of

                (i) the sum of the Closing Purchase Price plus the Pre-Closing Payout multiplied by
                            ----------

                (ii) the Closing Cash Fraction.

           minus
           -----

           (B)  the Pre-Closing Payout.

           "Closing Date" has the meaning set forth in Section 1.03(a).
            ------------

           "Closing Note" has the meaning set forth in Section 1.03.
            ------------

           "Closing Purchase Price" has the meaning set forth in Section
            ----------------------
            1.01(c).

           "Closing Transactions" has the meaning set forth in Section 1.03(b).
            --------------------

           "Code" means the Internal Revenue Code of 1986, as amended.
            ----

           "Common" means the Company's Common stock, par value $.01 per share.
            ------

           "Company" has the meaning set forth in the preamble.
            -------

           "Company Controlled Group Plans" has the meaning set forth in Section
            ------------------------------
            4.14(b).

           "Company Plans"  has the meaning set forth in Section 4.14(a)
            -------------

           "Company's knowledge" has the meaning set forth in Section 12.04.
            -------------------

           "Confidentiality Agreement" has the meaning set forth in Section
            -------------------------
            6.02.

           "Dispute Person" has the meaning set forth in Section 10.06(b).
            --------------

           "Disputes" has the meaning set forth in Section 10.06(a).
            --------

           "Election" has the meaning set forth in Section 6.06.
            --------

           "Environmental Law" has the meaning set forth in Section 4.17.
            -----------------

          "Equity Value" has the meaning set forth in Section 1.01(b).
           ------------

           "ERISA" means the Employee Retirement Income Security Act of 1974, as
            -----
amended.

           "Escrow Fund" has the meaning set forth in Section 1.03(c).
            -----------

           "Estimated Closing Adjusted Net Book Value" has the meaning set forth
            -----------------------------------------
in Section 1.02(a) and determined pursuant to Section 1.02(d).

           "Estimated Equity Value"  has the meaning set forth in Section
            ----------------------
1.01(c).

           "Estimated SAR Amount" means an amount equal to:
            --------------------

            (A)  the product of

                 (i) the sum of the Estimated Equity Value plus the Pre-Closing Payout plus the Aggregate SAR Exercise Price, multiplied
                      by                                            ----------


                 (ii) one (1) minus the SAR Adjustment Factor.

            minus
            -----

            (B)  the Aggregate SAR Exercise Price.

            "Excess Offset Note Amount" has the meaning set forth in Section
             -------------------------
1.03(c).

            "Exercise Price" means the weighted average trading price of Buyer's
             --------------
common stock, as recorded in the Nasdaq National Market System, of all trades of Buyer's common stock on five trading days selected by lot by the Shareholders' Representative from the ten trading days ending on the date immediately preceding the Closing determined by taking into account the price and number of shares included in each trade on each day so selected. The Shareholders' Representative shall select such days by lot at the Closing.

           "Final Closing Adjusted Net Book Value" has the meaning set forth in
            -------------------------------------
Section 1.02(c) and determined pursuant to Section 1.02(d).

           "Final Determination" has the meaning set forth in Section 10.06(e).
            -------------------

           "Final Purchase Price" has the meaning set forth in Section 1.01(b).
            --------------------

           "Final SAR Amount" means an amount equal to:
            ----------------

           (A)  the product of

                (i) the sum of the Equity Value plus the Pre-Closing Payout plus the Aggregate SAR Exercise Price, multiplied by
                                                            ----------

                (ii) one (1) minus the SAR Adjustment Factor.

           minus
           -----

           (B)  the Aggregate SAR Exercise Price.

           "Hazardous Substance" has the meaning set forth in Section 4.17.
            -------------------

           "HSR Act" has the meaning set forth in Section 2.01(c).
            -------

           "Incentive Plan" has the meaning set forth in Section 7.07.
            --------------

           "Indemnitee" has the meaning set forth in Section 10.02(e).
            ----------

           "Indemnitors" has the meaning set forth in Section 10.02(e).
            -----------

           "Intellectual Property" has the meaning set forth in Section 4.10.
            ---------------------

           "Latest Balance Sheet" has the meaning set forth in Section 4.05.
            --------------------

           "Liabilities" means the liabilities of the Company and its
            -----------
Subsidiaries, determined on a consolidated basis in accordance with the accounting principles, methods and procedures used in preparation of the Latest Balance Sheet, but excluding (i) all prepaid assets, if any, with respect to the SARs and (ii) all liabilities, if any, with respect to the SARs.

           "Loss" has the meaning set forth in Section 10.02(a).
            ----

           "Management Option Recipient" shall mean each of the Company's
            ---------------------------
employees, directors and officers set forth on Exhibit K hereto.
                                               ---------

           "Management Options" shall mean options issued or to be issued pursuant to Buyer's 1994 Stock Option Plan to purchase an aggregate of 600,000 shares of Buyer's common stock, at an exercise price equal to the fair market value of the Buyer's common stock (as defined in and otherwise in accordance with the Buyer's 1994 Stock Option Plan) on the date that the Management Options are authorized by the compensation committee of the Buyer's Board of Directors, such time not to be later than 45 days following Closing; all of such options are intended to be incentive stock options within the meaning of the Code to the extent permitted by the Code.

           "Management Shareholders" means any Shareholder who, as of the date
           -----------------------
hereof, is an executive officer or director of the Company.

           "Material Adverse Effect" has the meaning set forth in Section 4.01.
           ------------------------

           "Merrill Lynch" has the meaning set forth in Section 4.12.
            -------------

           "Mortgage Loan"  means that certain Mortgage Note, dated June 21,
            -------------
1994, between Cole Taylor Bank (as trustee) and Romar Venture, as borrowers, and Aid Association for Lutherans, as lender, and all amounts owed thereunder.

           "Non-Voting Common" means the Company's Non-Voting Common stock, par
            -----------------
value $.01 per share.

           "Notes" shall mean the Closing Note, the SAR Closing Note and the
            -----
Offset Closing Note.

           "Notice of Arbitration" has the meaning set forth in Section
            ---------------------
10.06(b).

           "Passive Shareholder" shall mean all Shareholders who are not
            -------------------
Management Shareholders.

           "Person" means an individual, a partnership, a corporation, a limited
            ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

           "Pre-Closing Dividend" has the meaning set forth in Section 1.03(d).
            --------------------

           "Pre-Closing Payout" means the excess of the Pre-Closing Dividend
            ------------------
over the Pre-Closing Tax Dividend.

           "Pre-Closing SAR Payment" has the meaning set forth in Section
            -----------------------
1.03(e).

           "Pre-Closing Tax Dividend" means the portion of the Pre-Closing
            ------------------------
Dividend designated by resolution of the board of directors of the Company prior to the Closing (and determined in the sole judgment of such board of directors) as a distribution that relates to the payment of taxes by the Shareholders.

           "Pro Rata Share" means the pro rata share of each Shareholder as set
            --------------
forth on the Shareholders Schedule.
             ---------------------

           "Romar" has the meaning set forth in the preamble.
            -----

           "SAR Adjustment Factor" means 0.918276374446.
            ---------------------

           "SAR Closing Note" has the meaning set forth in Section 1.03.
            ----------------

           "SAR Employees" has the meaning set forth in the preamble.
            -------------

           "SAR Escrow" has the meaning set forth in Section 7.07.
            ----------

           "SAR Escrow Agent" shall mean a third party mutually acceptable to
            ----------------
Buyer and the Shareholders' Representative.

           "SAR Escrow Cash Portion" shall mean an amount equal to:
            -----------------------

           (A)  the product of

                (i)  the Estimated SAR Amount, multiplied by
                                               ----------

                (ii) the Closing Cash Fraction.

           minus
           -----

           (B)  the Pre-Closing SAR Payment;

provided, if the amount so calculated is negative, the "SAR Cash Portion" shall
- - --------
be zero (0), and the principal amount of the SAR Closing Note shall decrease by the absolute value of the amount so calculated.

           "SARs" means the stock appreciation rights issued to officers,
            ----
directors and/or employees of the Company pursuant to the Incentive Plan.

           "Security Agreement" has the meaning set forth in Section 1.03.
            ------------------

           "S Elections" has the meaning set forth in Section 4.08.
            -----------

           "Select Vendors" shall mean (i) Microsoft Corporation, (ii) IBM
            --------------
Corporation and (iii) Novell, Inc.

           "Selected Accounting Firm" has the meaning set forth in Section
            ------------------------
1.02(d).

           "Seller's Arbitrator" has the meaning set forth in Section 10.06(c).
            -------------------

           "Shareholders" means the Persons listed on the Shareholders Schedule
            ------------                                  ---------------------
attached hereto.

           "Shareholders Agreement" has the meaning set forth in Section 2.01.
            ----------------------

           "Shareholders' Representative" has the meaning set forth in Section
            ----------------------------
9.01.

           "Shares" has the meaning set forth in the preamble.
            ------

           "Subsidiary" has the meaning set forth in Section 4.02.
            ----------

           "Tax Benefit" has the meaning set forth in Section 10.02(f).
            -----------

           "Taxes" means all taxes of the Company, including, without
            -----
limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

          "Tax Return" means any return, report or other document or information
           ----------
required to be supplied to a taxing authority in connection with Taxes.

          "Third Party Claim" has the meaning set forth in Section 10.02(e).
           -----------------

          "Total Warrant Shares" shall mean a number of shares of Buyer's common
           --------------------
stock equal to a fraction, the numerator of which is the aggregate original principal amount of the Closing Note, the Closing Offset Note and the SAR Closing Note and the denominator of which is the Exercise Price.

          "Trust Agreement" means the Trust Agreement, dated May 18, 1994,
           ---------------
known as trust number 94-4056, between Cole Taylor Bank and Romar Venture.

          "Uncovered Amount" shall have the meaning set forth in Section
           ----------------
10.02(f).

          "UCC Financing Statements" shall have the meaning set forth in Section
           ------------------------
1.03.

          "Vendor Acknowledgment" shall mean an acknowledgment of the change of
           ---------------------
control of the Company reasonably acceptable to the Buyer, it being understood that in any case, any acknowledgment substantially as set forth in Exhibit P
                                                                   ---------
shall be acceptable.

          "Warrant" shall have the meaning set forth in Section 1.03(b)(v).
           -------
                                     -46-

                                  ARTICLE XII
                                 MISCELLANEOUS
                                 -------------

           12.01  Press Releases and Communications.  No press release or public
                  ---------------------------------
announcement related to this Agreement or the transactions contemplated herein, or prior to the Closing any other announcement or communication to the customers or suppliers of the Company or its Subsidiaries, shall be issued or made without the joint approval of Buyer and the Shareholders' Representative, unless required by law (in the reasonable opinion of counsel) in which case Buyer and the Shareholders' Representative shall have the right to review such press release or announcement prior to publication.

           12.02  Expenses.  Except as otherwise expressly provided herein, the
                  --------
Shareholders and Buyer shall pay all of their own expenses (including attorneys' and accountants' fees and expenses) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

           12.03  Waiver of Certain Transfer Restrictions;  Termination of
                  --------------------------------------------------------
Shareholders Agreement.  In connection with the transactions contemplated in
- - ----------------------
this Agreement, the Shareholders hereby waive the applicability of any provision of the Shareholders Agreement between the Company, the Shareholders and the other parties listed on the signature page thereto, and agree that the Shareholders Agreement shall terminate and be of no further force and effect as of the Closing without any further action by the parties thereto.

           12.04  Knowledge Defined.  For purposes of this Agreement, the terms
                  -----------------
"the Company's knowledge" or "known by the Company" as used herein shall mean
 -----------------------      --------------------
the actual knowledge of S. Scott Wald, Bob Lewandowski, Rick Gunther, Harry Zoberman, Paul Jarvie and David Polster and shall not refer to the knowledge of any other Person. For purposes of this Agreement, the terms "the Buyer's
                                                                 ------
knowledge" or "known by the Buyer" as used herein shall mean the actual
- - ---------      ------------------
knowledge of Gary M. Jacobs, Sam R. Leno, Sam Humphreys, Bob King, Jirka Rysavy, Mike Jones and John Skinner and shall not refer to the knowledge of any other Person.

           12.05  Notices.  All notices, demands and other communications to be
                  -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) one business day after being deposited with Federal Express or similar overnight courier service, postage prepaid, or (c) five business days after being mailed by first class mail, return receipt requested. Notices, demands and communications to Buyer, the Company and the Shareholders shall, unless another address is specified in writing, be sent to the address indicated below:

           Notices to Buyer:
           ----------------

           Corporate Express, Inc.
           325 Interlocken Parkway
           Broomfield, CO 80021
           Attn: Gary M. Jacobs
           Telecopy: (303) 438-5180

           with a copy to:

           Ballard Spahr Andrews & Ingersoll
           1735 Market Street, 51st Floor
           Philadelphia, PA 19103
           Attn: Gerald J. Guarcini
           Telecopy: (215) 864-8999

           Notices to Shareholders prior to Closing:
           ----------------------------------------

           ASAP Software Express, Inc.
           850 Asbury Drive
           Buffalo Grove, IL 60089
           Attn: S. Scott Wald
           Telecopy: (847) 465-3734

           with a copy to:

           Kirkland & Ellis
           200 East Randolph Drive
           Chicago, IL 60601
           Attn: John A. Weissenbach
           Telecopy: (312) 861-2200

           Note to Shareholders after Closing:
           ----------------------------------

           Notice shall be provided to the address of each Shareholder set forth on the Shareholders Schedule, with a copy to:
                  ---------------------

           Kirkland & Ellis
           200 East Randolph Drive
           Chicago, IL 60601
           Attn: John A. Weissenbach
           Telecopy: (312) 861-2200

           Notices to Company prior to Closing:
           -----------------------------------

           ASAP Software Express, Inc.
           850 Asbury Drive
           Buffalo Grove, IL 60089
           Attn: S. Scott Wald
           Telecopy: (847) 465-3734

           with a copy to:

           Kirkland & Ellis
           200 East Randolph Drive
           Chicago, IL 60601
           Attn: John A. Weissenbach
           Telecopy: (312) 861-2200

           Notices to Company after Closing:
           --------------------------------

           ASAP Software Express, Inc.
           850 Asbury Drive
           Buffalo Grove, IL 60089
           Attn: S. Scott Wald
           Telecopy: (847) 465-3734

           with a copy to:

           each Shareholder at such Shareholder's address as set forth on the Shareholders Schedule
           ---------------------

           Kirkland & Ellis
           200 East Randolph Drive
           Chicago, IL 60601
           Attn: John A. Weissenbach
           Telecopy: (312) 861-2200

           Corporate Express, Inc.
           325 Interlocken Parkway
           Broomfield, CO 80021
           Attn: Gary M. Jacobs
           Telecopy: (303) 438-5180

           Ballard Spahr Andrews & Ingersoll
           1735 Market Street, 51st Floor
           Philadelphia, PA 19103
           Attn: Gerald J. Guarcini
           Telecopy: (215) 864-8999

           12.06 Assignment. This Agreement and all of the provisions hereof
                 ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Buyer without the prior written consent of the Shareholders' Representative; provided that Buyer may assign its rights hereunder to a wholly-owned Subsidiary of Buyer, so long as such assignee agrees in writing with the Company to be jointly and severally liable with Buyer for all of Buyer's obligations hereunder.

           12.07 Severability. Whenever possible, each provision of this
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

           12.08 No Strict Construction. The language used in this Agreement
                 ----------------------
shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. For purposes of construction, one gender includes the other, the neuter includes both genders and the singular and plural include each other where the meaning would be appropriate.

           12.09 Amendment and Waiver. Any provision of this Agreement or the
                 --------------------
Schedules or Exhibits hereto may be amended or waived only in writing signed by Buyer, the Company and the Shareholders' Representative. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

           12.10 Complete Agreement. This Agreement, the documents referred to
                 ------------------
herein (including the Confidentiality Agreement) and the other agreements and documents of even date herewith contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

           12.11 Counterparts. This Agreement may be executed in multiple
                 ------------
counterparts, including by facsimile, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

           12.12 Third Party Beneficiaries. No provision of this Agreement is
                 -------------------------
intended to confer upon any person other than the parties hereto and the Indemnitees any rights or remedies hereunder.

          12.13  GOVERNING LAW.  All matters relating to the interpretation,
                 -------------
construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Illinois.

                            *      *       *      *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                    SHAREHOLDERS' REPRESENTATIVE
                                    ----------------------------
                                    (on behalf of all of the Shareholders):

                                    /s/ S. Scott Wald
                                    --------------------------------------------
                                    S. Scott Wald

                                    CORPORATE EXPRESS, INC.
                                    -----------------------

                                    /s/ Gary M. Jacobs
                                    --------------------------------------------
                                    Name :______________________________________
                                    Title:______________________________________

                                    ASAP SOFTWARE EXPRESS, INC.
                                    ---------------------------

                                    /s/ S. Scott Wald
                                    --------------------------------------------
                                    Name:  S. Scott Wald
                                    Title: President and Chief Executive Officer